UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material pursuant to §240.14a-12

AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2012

        An Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Annual Meeting, will be held at Cooley LLP, 500 Boylston St., Boston, Massachusetts 02116 on Wednesday, May 23, 2012 at 9:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect the seven nominees named herein to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

  (2)
  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 29, 2012, or the Record Date, are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421 during the ten days prior to the Annual Meeting. Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

By Order of the Board of Directors,

Joseph L. Farmer Secretary

Lexington, Massachusetts
April 18, 2012

        Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the envelope provided in order to assure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on May 23, 2012 at 9:00 a.m. at Cooley LLP, 500 Boylston St., Boston,
Massachusetts 02116.

This Proxy Statement, the Proxy Card, and the Company's 2011 Annual Report to Stockholders
are all available free of charge at www.amagpharma.com.

AMAG PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The Annual Meeting

        Our Board of Directors, or the Board, is soliciting your proxy to vote at our Annual Meeting to be held at Cooley LLP, 500 Boylston St., Boston, Massachusetts 02116 on Wednesday, May 23, 2012 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. Directions to the meeting location are available at the website of Cooley LLP at www.cooley.com/offices. Cooley's website and the information contained therein are not incorporated into this Proxy Statement. This Proxy Statement explains the agenda, voting information and procedures for the Annual Meeting. Please read it carefully. This Proxy Statement and accompanying form of proxy were first mailed to our stockholders on or about April 18, 2012.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders: (i) a proposal to elect Joseph V. Bonventre, M.D., Ph.D., Rajiv De Silva, Michael Narachi, Robert J. Perez, Lesley Russell, MB.Ch.B., MRCP, Gino Santini and Davey S. Scoon as directors; (ii) an advisory vote on the compensation of our named executive officers; and (iii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc. Any reference in this Proxy Statement to information found on our website, www.amagpharma.com, does not incorporate such information by reference into this Proxy Statement.

Who Is Entitled To Attend And Vote At The Annual Meeting?

        Only stockholders of record at the close of business on March 29, 2012, or the Record Date, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 21,358,395 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

How Many Votes Do I Have?

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

What Materials Should I Be Receiving In Connection With The Annual Meeting?

        Our Annual Report, including audited financial statements for the year ended December 31, 2011, is being mailed to you along with this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to our stockholders on or about April 18, 2012.

        In order to reduce printing and postage costs, Broadridge Investor Communication Solutions, Inc., or Broadridge, which handles the mailing of our Annual Report and proxy materials to all of our stockholders, participates in the practice of "householding" proxy statements and annual reports, which is the delivery of a single set of Annual Meeting materials to two or more stockholders sharing the same address. This means that unless contrary instructions are received from one or more of such stockholders, only one copy of the Proxy Statement and Annual Report is sent to multiple beneficial stockholders who share the same address. Each stockholder will continue to receive a separate proxy card.

        Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Annual Meeting materials, you should contact Broadridge, your bank or your broker or contact our Investor Relations Department at (617) 498-3300 or 100 Hayden Avenue, Lexington, Massachusetts 02421. Stockholders who currently receive multiple copies of our Annual Meeting materials at their address and would like to request householding of their communications should contact their broker.

        We do not provide for householding for stockholders of record.

How Do I Vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. Positive identification will be required to vote your shares in person.

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your broker, bank or other agent, you must bring an account statement or letter from the agent indicating that you were the beneficial owner of the shares on the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        Where you have specified a choice on the accompanying proxy card with respect to the proposals, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted (i) for the approval of the election of all seven nominees for director; (ii) for the advisory approval of the compensation of our named executive officers; and (iii) for the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the year ending December 31, 2012, and authority will be deemed granted under Proposal 4.

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

What Does It Mean If I Receive More Than One Proxy Card?

        If you receive more than one proxy card, your shares may be registered in more than one name or are registered in different accounts. Please complete, sign, date, and return all proxy cards to be sure that all of your shares are voted.

Can I Change My Vote After I Return My Proxy Card?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may provide timely written notice to us that you are revoking your proxy. Such notice should be sent to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Can I Vote By Telephone Or Electronically?

        A large number of banks and brokerage firms are participating in Broadridge's online program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your voting form will provide instructions. If your voting form does not reference internet or telephonic information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

How Do I Vote If My Shares Are Held By My Broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer internet or telephonic voting, as described above.

What Are "Broker Non-Votes" And What Discretion Does My Broker Have To Vote My Shares Held In "Street Name?"

        Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, which govern this issue regardless of the exchange on which the company is listed, brokers have the discretion to vote those shares on routine matters. The only routine matter included in this Proxy Statement is the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. Pursuant to New York Stock Exchange rules, the election of directors and the advisory vote on compensation paid to our named executive officers are considered non-routine matters. For non-routine matters, brokers do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.

How Many Votes Are Required To Approve Each Proposal?

        For the election of directors.    Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have no practical effect on the outcome of the election of directors.

        For the advisory vote on the compensation of our named executive officers.    The affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting is required to approve the compensation of our named executive officers on an advisory basis. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the compensation of our named executive officers on an advisory basis. Abstentions, however, are included in the number of shares present or represented and voting on this proposal, and therefore, abstentions have the practical effect of a vote "against" approval of the compensation of our named executive officers on an advisory basis.

        For the ratification of the appointment of PricewaterhouseCoopers LLP.    The affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions, however, are included in the number of shares present or represented and voting on this proposal and, therefore, abstentions have the practical effect of a vote "against" approval of the ratification of the appointment of PricewaterhouseCoopers LLP.

        For other matters.    The affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting is required to approve all other matters, if any, to be submitted to stockholders at the Annual Meeting. Broker non-votes are not considered to have been voted "for" or "against" any such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. Abstentions, however, are included in the number of shares present or represented and voting on each matter and, therefore, abstentions have the practical effect of a vote "against" any such matter. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What Constitutes A Quorum At The Annual Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock outstanding on the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 21,358,395 shares of our common stock outstanding and entitled to vote.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How Are We Soliciting Proxies And Tabulating Votes?

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone and in-person conversations. We have agreed to pay approximately $12,500, plus out-of-pocket expenses, to Georgeson to solicit proxies on our behalf, if necessary. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        Votes will be tabulated by Broadridge.

How Can I Find Out The Results Of The Voting At The Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When Are Stockholder Proposals And Director Nominations Due For Next Year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary and must be received by us no later than December 19, 2012. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        If you wish to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 23, 2013 and no later than February 22, 2013 and must satisfy the requirements described below under "Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business." If the date of next year's annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2012 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date and (ii) the 10th day following the first public announcement of the meeting date.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

        You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options and similar rights that are exercisable currently or within 60 days of the Record Date and restricted stock units, or RSUs, which are expected to vest within 60 days of the Record Date. The Record Date for the Annual Meeting is March 29, 2012. As of the Record Date, there were 21,358,395 shares of our common stock outstanding. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers listed in the "Summary Compensation Table" included in this Proxy Statement; and

  •
  all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Phillip Gross/Robert Atchinson(2)	4,135,330	19.4%
200 Clarendon Street, 52nd Floor
Boston, Massachusetts 02116
FMR LLC(3)	2,756,384	12.9%
82 Devonshire Street
Boston, Massachusetts 02109
BlackRock, Inc.(4)	1,485,982	7.0%
40 East 52nd Street
New York, New York 10022
William Leland Edwards(5)	1,406,763	6.6%
470 University Avenue
Palo Alto, California 94301
Martin Shkreli(6)	1,245,781	5.8%
330 Madison Avenue, 6th Floor
New York, New York 10017
T. Rowe Price Associates, Inc.(7)	1,176,000	5.5%
100 E. Pratt Street
Baltimore, Maryland 21202
Brian J.G. Pereira, M.D.(8)	421,250	1.9%
Lee F. Allen, M.D. Ph.D.(9)	116,708	*
Joseph L. Farmer(10)	63,249	*
Christopher G. White(11)	49,000	*
Michael Narachi(12)	46,985	*
Davey S. Scoon(13)	26,294	*
Joseph V. Bonventre, M.D., Ph.D.(14)	25,950	*
Robert J. Perez(15)	20,700	*
Lesley Russell, MB.Ch.B., MRCP(16)	14,732	*
David A. Arkowitz	2,556	*
Rajiv De Silva(17)	2,175	*
Gino Santini(18)	2,175	*
Frank E. Thomas	1,500	*
Edward C. English	88	*
Gary J. Zieziula	—	*
All directors and current executive officers as a group (12 persons)(19)	369,468	1.7%

*
Less than 1%.

(1)
Unless otherwise indicated, we believe that each stockholder referred to above has sole voting and investment power with respect to the shares indicated, and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, Massachusetts 02421.

(2)
Based solely upon a Schedule 13G filed with the Securities and Exchange Commission, or the SEC, on March 5, 2012. Reflects 4,135,330 shares beneficially owned by each of Adage Capital Partners, L.P., or ACP, Adage Capital Partners GP, L.L.C., or ACPGP, Adage Capital Advisors, L.L.C., or ACA, Robert Atchinson and Phillip Gross. ACPGP is the General Partner of ACP. ACA is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. Each of the foregoing have shared voting power and shared dispositive power with respect to the shares.

(3)
Based solely upon a Schedule 13G, as amended, filed with the SEC on February 14, 2012. Reflects 2,756,384 shares beneficially owned by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. Puritan Fund, an investment company registered under the Investment Company Act of 1940, as amended, with an address at 82 Devonshire Street, Boston, Massachusetts 02109, is the beneficial owner of 1,460,561 of the shares. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 2,756,384 shares owned by the funds.

(4)
Based solely upon a Schedule 13G, as amended, filed with the SEC on February 13, 2012.

(5)
Based solely upon a Schedule 13G, as amended, filed with the SEC on February 13, 2012. Includes 1,402,063 shares beneficially owned by each of Palo Alto Investors, LLC, Palo Alto Investors, Inc., William Leland Edwards and Anthony Joonkyoo Yun, M.D. Palo Alto Investors, Inc. is the sole manager of Palo Alto Investors, LLC, a registered investment advisor. William Leland Edwards is the controlling shareholder of Palo Alto Investors, Inc. Dr. Yun is the President of Palo Alto Investors, Inc. and Palo Alto Investors, LLC. Each of the foregoing has shared voting and dispositive power with respect to 1,402,063 of the foregoing shares. Mr. Edwards has sole voting and dispositive powers with respect to 4,700 of the shares.

(6)
Based solely upon a Schedule 13D filed with the SEC on October 7, 2011. Reflects 1,245,781 shares beneficially owned by Martin Shkreli. Mr. Shkreli is the managing member of each of MSMB Capital Management, LLC, which beneficially owns 2,800 of the shares, MSMB Healthcare Investors LLC, which beneficially owns 1,242,981 of the shares, and MSMB Healthcare Management LLC, which beneficially owns 1,242,981 of the shares. Pompeii Management, LLC is the general partner of Bloomfield Partners LP, each of which beneficially own 2,800 of the shares. MSMB Capital Management, LLC is the special limited partner and investment manager of Bloomfield Partners LP. MSMB Healthcare Investors LLC is the general partner of MSMB Healthcare LP, which beneficially owns 1,242,981 of the shares, and MSMB Healthcare Management LLC is the investment advisor of MSMB Healthcare LP.

(7)
Based solely upon a Schedule 13G filed with the SEC on February 10, 2012. T. Rowe Price Associates, Inc. has sole voting power with respect to 180,500 of such shares.

(8)
Reflects 421,250 shares issuable to Dr. Pereira pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Dr. Pereira resigned from the Company in November 2011.

(9)
Includes 100,625 shares issuable to Dr. Allen pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 13,854 shares issuable to Dr. Allen pursuant to RSUs expected to vest within 60 days of the Record Date.

(10)
Reflects 63,249 shares issuable to Mr. Farmer pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(11)
Reflects 49,000 shares issuable to Mr. White pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(12)
Reflects 38,185 shares issuable to Mr. Narachi pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 8,800 shares issuable to Mr. Narachi pursuant to RSUs expected to vest within 60 days of the Record Date.

(13)
Reflects 21,894 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 4,400 shares issuable to Mr. Scoon pursuant to RSUs expected to vest within 60 days of the Record Date.

(14)
Reflects 21,550 shares issuable to Dr. Bonventre pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 4,400 shares issuable to Dr. Bonventre pursuant to RSUs expected to vest within 60 days of the Record Date.

(15)
Reflects 16,300 shares issuable to Mr. Perez pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 4,400 shares issuable to Mr. Perez pursuant to RSUs expected to vest within 60 days of the Record Date.

(16)
Reflects 10,932 shares issuable to Dr. Russell pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 3,800 shares issuable to Dr. Russell pursuant to RSUs expected to vest within 60 days of the Record Date.

(17)
Reflects 1,700 shares issuable to Mr. De Silva pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 475 shares issuable to Mr. De Silva pursuant to RSUs expected to vest within 60 days of the Record Date.

(18)
Reflects 1,700 shares issuable to Mr. Santini pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 475 shares issuable to Mr. Santini pursuant to RSUs expected to vest within 60 days of the Record Date.

(19)
Includes 325,135 shares issuable to all of our directors and current executive officers as a group pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 40,604 shares issuable to all of our directors and current executive officers as a group pursuant to RSUs expected to vest within 60 days of the Record Date.

* * * * * * * * *

* * * * * * * * *

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy and Procedures

        Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. In accordance with our policy regarding related person transactions and its charter, the Audit Committee of our Board is charged with the responsibility of reviewing and approving or ratifying any related person transactions. To assist in identifying such transactions, the Company distributes questionnaires to its directors and officers on an annual basis.

        Current SEC rules define a related person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any related person, which is comprised of the following persons, has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any of the foregoing persons, has a 5% or greater beneficial ownership interest.

        Our Board has adopted a written related person transactions policy, which provides that any related person transaction shall be consummated or shall continue only if:

  •
  the Audit Committee approves or ratifies such transaction in accordance with our related person transactions policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

  •
  the transaction is approved by the majority of the disinterested members of the Board; or

  •
  if the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        The policy defines related persons to include those defined as such under the current SEC rules described above and a related person transaction as a transaction between the Company and any related person (including those transactions defined as related person transactions under the current SEC rules), provided that transactions between a related person and the Company that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval under the policy.

        Under the policy, related person transactions should be submitted to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related person transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

Transactions with Related Persons

        We have entered into indemnification agreements with our directors, named executive officers and certain other executive officers of the Company. We also intend to execute these agreements with our future executive officers and directors.

        We have also entered into certain arrangements with each of our named executive officers and certain other officers of the Company with respect to change of control and severance arrangements. See the sections below entitled "Change of Control and Severance Compensation" and "Potential Payments Upon Termination or Change of Control" for a description of the terms of such arrangements.

        We also regularly grant equity awards to our executive officers and our non-employee directors. See "Director Compensation" and "Executive Officers and Compensation" below for a description of our general policies and practices with respect to such grants.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        Section 145 of the General Corporation Law of Delaware, or Section 145, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        Our Certificate of Incorporation, as amended, provides that we shall, to the fullest extent permitted by law, indemnify all of our directors, officers, employees and agents. Our Certificate of Incorporation also contains a provision eliminating the liability of our directors to the Company or our stockholders for monetary damages, to the fullest extent permitted by law. Our Certificate of Incorporation also permits us to maintain insurance to protect the Company and any director, officer, employee or agent against any liability, whether or not we would have the power to indemnify such persons under the General Corporation Law of Delaware. Our Certificate of Incorporation also permits us to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in our Certificate of Incorporation. We have entered into indemnification agreements with all of our directors, each of our named executive officers and certain other executive officers of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

        You are being asked to vote for seven directors at this Annual Meeting. If you are voting by proxy, the persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect.

        Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

Nominees

        The Nominating and Corporate Governance Committee of our Board has not established specific minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. However, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees to serve on our Board based on consideration of all factors it deems relevant. In addition, our Corporate Governance Guidelines set forth general criteria for nomination as a director, which include the following:

  •
  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

  •
  Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

  •
  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

  •
  Nominees should not have, nor appear to have, a conflict of interest that would impair such nominee's ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

  •
  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

  •
  Nominees should normally be able to serve for at least five years before reaching the age of 80.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations.

        The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the

Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

        Joseph V. Bonventre, M.D., Ph.D., age 62, has been a director since February 2008. Dr. Bonventre has been the Director of the Renal Division of the Brigham and Women's Hospital since 2002, and is the Samuel A. Levine Professor of Medicine at Harvard Medical School and Professor of Health Sciences and Technology at the Massachusetts Institute of Technology. He has also been elected to the American Society of Clinical Investigation, the Association of American Physicians and the American Institute for Medical and Biological Engineering, and is a member of the Council and the past President of the American Society of Nephrology. Dr. Bonventre was the Chair of the Kidney Group of the Harvard Stem Cell Institute from 2004 to 2009 and co-chaired the Stem Cell, Regenerative Medicine and Tissue Engineering Center of the Brigham and Women's Hospital Research Institute from 2007 to 2011. He has received the Osler Medal of the Royal Society of Physicians and the Bywaters Award of the International Society of Nephrology. Dr. Bonventre is a charter member of the Board of Directors of the National Space Biology Research Institute and has been a member of the Board of Advisors of the Dean of the School of Engineering at Cornell University since 2004. He is past President and currently a member of the Board of Directors of the National Kidney Foundation Serving New England. He co-founded Patientkeeper Inc., a provider of integrated physician information systems, in the 1990s and Pacific Biosciences, Inc., a biotechnology company, in 2002. He has served on the Board of Directors of Patientkeeper, Inc. and the National Kidney Foundation of Massachusetts, Rhode Island, New Hampshire and Vermont and has been a member of the Scientific Advisory Board or Medical Advisory Board of a number of biotechnology and pharmaceutical companies. Dr. Bonventre holds a B.S. in Engineering Physics from Cornell University and an M.D. and Ph.D. in Biophysics from Harvard University. The Nominating and Corporate Governance Committee believes that Dr. Bonventre's extensive research in the field of nephrology, his medical training and expertise, his extensive participation on the scientific and medical advisory boards of numerous pharmaceutical and biotechnology companies and his advisory experience with the U.S. Food and Drug Administration provide the Board with critical and unique medical and scientific insight as the Company seeks to expand the labeled indication of Feraheme® (ferumoxytol) Injection to all patients with iron deficiency anemia and evaluate strategic alternatives, including potential merger and acquisition and in-licensing opportunities.

        Rajiv De Silva, age 45, has been a director since February 2012. Mr. De Silva is currently the President of Valeant Pharmaceuticals International, Inc., or Valeant, a public pharmaceutical company, and Chief Operating Officer of its Specialty Pharmaceuticals business. He joined Valeant in 2009 as Chief Operating Officer of its Specialty Pharmaceuticals business and is responsible for all specialty pharmaceutical operations. Prior to joining Valeant, Mr. De Silva held various leadership positions of increasing responsibility at Novartis AG, or Novartis, a public pharmaceutical company, from 2003 to 2009, including President, Novartis Vaccines USA and Head, Vaccines of the Americas, from 2007 to 2009. Prior to Novartis, Mr. De Silva was a partner at McKinsey & Company, a management consulting firm, where he focused his consulting practice on the pharmaceutical industry from 1995 to 2003. He holds a B.S. in Engineering from Princeton University, a M.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. The Nominating and Corporate Governance Committee believes that Mr. De Silva's commercial and operational experience with public pharmaceutical companies as well as his broad international experience provides the Board with critical expertise necessary to support the key decisions facing the Board in the coming months. Mr. De Silva's commercial and operational experience will also be valuable assets to the Board as it evaluates strategic alternatives and simultaneously seeks to establish a solid foundation from which to drive growth and profitability.

        Michael Narachi, age 52, has been a director since November 2006. Mr. Narachi is currently President and Chief Executive Officer of Orexigen Therapeutics, Inc., or Orexigen, a public biopharmaceutical company. Prior to joining Orexigen in 2009, he served as Chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a biotechnology company, from 2006 until 2008. He served as Executive Chairman of the Board of Directors of Naryx Pharma, Inc., a pharmaceutical company, from August 2004 to April 2008. In 2004, Mr. Narachi retired as an officer and Vice President of Amgen Inc., or Amgen, a leading public therapeutics company, where he served as General Manager of Amgen's Anemia Business from 1999 to 2004. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, U.K.; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. Mr. Narachi received a B.S. and M.A. degree in Molecular Genetics from the University of California at Davis. He completed the Executive M.B.A. program at the Anderson Graduate School of Management at the University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that, in addition to his more recent experience as chief executive of multiple biotechnology/biopharmaceutical companies, Mr. Narachi's twenty year career at Amgen, during which he held numerous positions of increasing operational and strategic responsibility, including positions in which he had responsibility for pharmaceutical product development and commercialization, provides the Board with critical insight and experience as the Company seeks to advance the worldwide development and commercialization of Feraheme. In particular, the Nominating and Corporate Governance Committee believes that Mr. Narachi's experience as General Manager of Amgen's Anemia Business provides the Board with unique and highly specialized experience in commercializing a pharmaceutical product which is indicated for the treatment of iron deficiency anemia, such as Feraheme.

        Robert J. Perez, age 47, has been a director since January 2009. He is currently Executive Vice President and Chief Operating Officer of Cubist Pharmaceuticals, Inc., or Cubist, a public pharmaceutical company. Mr. Perez joined Cubist in 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection). Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS business unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit, and from 1995 to 2001 he held positions of increasing responsibility within the commercial organization. From 1987 to 1995 Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He also served as a member of the Board of Directors of Epix Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2006 to 2009. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. Mr. Perez has been a member of the Board of Advisors of the Citizen School of Massachusetts since 2010 and served as a director of the Harvard-MIT Biomedical Enterprise Program from 2010 to 2011. The Nominating and Corporate Governance Committee believes that Mr. Perez's twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board. In particular, Mr. Perez's experience leading the launch and commercialization of highly successful specialty pharmaceutical products is especially valuable to the Board as the Company commercializes Feraheme in the United States and abroad.

        Lesley Russell, MB.Ch.B., MRCP, age 51, has been a director since December 2009. She is currently Senior Vice President and Head of Research and Development for Global Branded Products at Teva Pharmaceuticals, Inc., or Teva, a public pharmaceutical company. Dr. Russell was appointed to this role upon Teva's acquisition of Cephalon Inc., or Cephalon, a public pharmaceutical company, where she served as Executive Vice President and Chief Medical Officer. She joined Cephalon in 2000 as Vice President, Worldwide Clinical Research. Prior to Cephalon, Dr. Russell served as Vice

President, Clinical Research at US Bioscience Inc., a pharmaceutical company, and held positions of increasing responsibility within US Bioscience Inc. from 1996 to 1999. From 1995 to 1996, she was a clinical research physician at Eli Lilly U.K. and a Medical Director at Amgen U.K. from 1992 to 1995. Dr. Russell was trained in Hematology/Oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children, Edinburgh. She received an MB.Ch.B. from the University of Edinburgh, Scotland and is a member of the Royal College of Physicians, United Kingdom. Dr. Russell is registered with the General Medical Council, United Kingdom. The Nominating and Corporate Governance Committee believes that Dr. Russell's broad-based expertise leading clinical research and development, medical, regulatory, and drug safety organizations, as well as her medical training, allow her to make valuable contributions to the medical and scientific understanding of the Board, which is particularly important as the Company progresses numerous clinical development programs with respect to Feraheme and evaluates strategic alternatives, including potential merger and acquisition and in-licensing opportunities.

        Gino Santini, age 55, has been a director since February 2012. From 1983 to 2010, Mr. Santini held a variety of commercial and operational roles at Eli Lilly and Company, or Eli Lilly, a public pharmaceutical company, serving most recently from 2007 to 2010 as Senior Vice President, Corporate Strategy and Business Development and as a member of the company's Executive Committee where he led corporate strategy and long-range planning, mergers and acquisitions, new product licensing, innovative financing of internal development projects and the expansion of Lilly Ventures in the United States and China. During his tenure at Eli Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. operations from 1999 to 2004 and President of the women's health franchise from 1997 to 1999. Mr. Santini currently serves on the Board of Directors of Allena Pharmaceuticals, Inc., a pharmaceuticals company, where he has been a director since February 2012. Mr. Santini also serves on the Board of Directors, as well as the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors, of Horizon Pharma, Inc., a public biopharmaceutical company, where he has been a director since February 2012. Mr. Santini is also a past Chairman of the Board of the National Pharmaceutical Council and of Noble of Indiana, a non-profit agency serving individuals with developmental disabilities. He also served on the Board of Directors for United Way and the Executive Committee and Board of Directors of the Indianapolis Chamber of Commerce. He holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester. The Nominating and Corporate Governance Committee believes that Mr. Santini's long career at Eli Lilly and extensive domestic and international commercial, corporate strategy and business development experience will be valuable assets to the Board as it evaluates strategic alternatives and simultaneously seeks to establish a solid foundation from which to drive growth and profitability.

        Davey S. Scoon, age 65, has been a director since December 2006. Mr. Scoon serves as Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He has been a member of the Board of Directors of Orthofix International, N.V., a medical device company, since 2011. Mr. Scoon also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company consisting of 22 mutual funds, where he has been a director since 2006. He was the Chairman of the Audit Committee of Cardiokine, Inc., a pharmaceutical company, where he was a director from 2005 to 2011. Mr. Scoon has been an Adjunct Assistant Professor at Tufts University School of Medicine since 2005 and a lecturer in accounting at the University of Wisconsin since 2011. He also previously served as the Chairman of the Audit Committee of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and a member of the Board of Directors of Inotek Pharmaceuticals Corporation, a pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S., and from 1999 to 2001, Mr. Scoon served as Vice

President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Scoon's extensive financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice, particularly in Mr. Scoon's role as the Chair of the Audit Committee.

Vote Required

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The Board has determined that each current director is "independent" as such term is defined in the listing standards of the NASDAQ Global Select Market, or NASDAQ, and applicable SEC rules. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of his or her independent judgment.

        In reaching the foregoing conclusion, the Board considered that Dr. Bonventre's daughter is employed by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Board determined that this relationship did not compromise the independence of Dr. Bonventre or his status as a non-employee director.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met twenty-two times and acted by unanimous written consent twice during the year ended December 31, 2011. Each director participated in at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served during the portion of the last fiscal year for which such person was a director or committee member. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our then serving directors attended our Annual Meeting for the year ended December 31, 2010.

        In addition, our independent directors meet regularly and at least annually in executive session without the presence of our management.

COMMITTEES OF THE BOARD OF DIRECTORS

        Under our by-laws, our Board may designate committees comprised of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board currently has the following permanent committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate

Governance Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph V. Bonventre, M.D., Ph.D.	—	—	X
Rajiv De Silva	—	—	—
Michael Narachi	—	X	—
Robert J. Perez	X	X*	—
Lesley Russell, MB.Ch.B., MRCP	X	—	X
Gino Santini	—	—	—
Davey S. Scoon	X*	X	X*

*
Committee Chair

Audit Committee

        Our Board has a standing Audit Committee, currently composed of Messrs. Scoon (Chair) and Perez and Dr. Russell, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules. Based on Mr. Scoon's extensive financial and accounting experience gained through the various executive and board positions he has held over the past thirty years, including his tenure as Chief Financial Officer and/or Chief Administrative Officer of several companies, our Board has determined that Mr. Scoon qualifies as an "audit committee financial expert" as defined by SEC rules. The Board has also determined that Mr. Perez and Dr. Russell possess the requisite financial sophistication to qualify them for service on the Audit Committee in accordance with SEC rules. The current charter of the Audit Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Audit Committee's general responsibilities include, among other things, the following:

  •
  Evaluating and selecting our independent registered public accounting firm;

  •
  Reviewing our audited and unaudited financial statements;

  •
  Reviewing and discussing the adequacy of our internal financial and accounting processes and internal control over financial reporting with management and our independent registered public accounting firm;

  •
  Supervising the relationship between the Company and our independent registered public accounting firm;

  •
  Reviewing and authorizing the scope of both audit and non-audit services and related fees;

  •
  Evaluating the independence of our independent registered public accounting firm; and

  •
  Reviewing and approving related person transactions.

        The Audit Committee is empowered to engage such independent advisors, including external consultants, as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee conducted nine formal meetings and acted by unanimous written consent once during the year ended December 31, 2011.

Report of the Audit Committee1

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

        Respectfully Submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Robert J. Perez Lesley Russell

1
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our Board has a standing Compensation Committee, currently composed of Messrs. Perez (Chair), Narachi and Scoon, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules and is a "non-employee director" under applicable SEC rules. The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Compensation Committee conducted five formal meetings, and the Committee or its Chair acted by unanimous written consent twice during the year ended December 31, 2011.

        Pursuant to its charter, the Compensation Committee's general responsibilities include, among other things, the following:

  •
  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher, other than our Chief Executive Officer or President;

  •
  The review and recommendation to the full Board for approval of the compensation of our Chief Executive Officer, President and any other officer position with a title of Senior Vice President or higher which was not provided for in a Board-approved budget, each of which must be approved by all independent members of the Board;

  •
  Subject to certain limitations, the administration and grant of awards under our existing stock option, stock incentive, employee stock purchase and other equity-based award plans;

  •
  The review and recommendation to the full Board with respect to certain incentive compensation plans and director compensation plans; and

  •
  The engagement of independent advisors as it deems necessary or appropriate to carry out its responsibilities.

Nominating and Corporate Governance Committee

        Our Board has established a standing Nominating and Corporate Governance Committee, which is currently composed of Mr. Scoon (Chair), Dr. Bonventre and Dr. Russell, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules. Ron Zwanziger, who resigned from our Board in December 2011, also served on the Nominating and Corporate Governance Committee as its Chair until his resignation from the Board. The current charter for the Nominating and Corporate Governance Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Nominating and Corporate Governance Committee conducted one formal meeting during the year ended December 31, 2011.

        Pursuant to its charter, the Nominating and Corporate Governance Committee's general responsibilities include, among other things, the following:

  •
  Identifying individuals qualified to become members of our Board;

  •
  Selecting or recommending the director nominees for each annual meeting of stockholders or when vacancies occur;

  •
  Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines; and

  •
  Providing oversight of and guidance with respect to our internal compliance program.

        Although the Nominating and Corporate Governance Committee has not established specific minimum qualifications for nominees or specific qualities or skills for our directors to possess, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In addition, our Corporate Governance Guidelines set forth certain general criteria for nomination as a director, which are discussed in further detail under the heading "Nominees" above.

        As provided in the criteria set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that the value of diversity on the Board should be considered as one of a number of factors that it takes into account in evaluating nominees and the Board as a whole. For this purpose the Nominating and Corporate Governance Committee evaluates diversity in terms of race, religion, national origin, gender, sexual orientation, and disability, as well as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to heterogeneity on the Board.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations. In seeking candidates for directors, members of our Nominating and Corporate Governance Committee may use their business, professional and personal contacts, accept recommendations from other Board members, stockholders or management, or engage a professional search firm.

        The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating and Corporate Governance Committee to the full Board in March 2012.

Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business

        Our Nominating and Corporate Governance Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our 2013 Annual Meeting must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary, and must be received by us no earlier than 120 days prior to the anniversary of our 2012 Annual Meeting and no later than 90 days prior to the anniversary of our 2012 Annual Meeting. If the date of our 2013 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2012 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date and (ii) the 10th day following the first public announcement of the meeting date.

        Any such communication with respect to a candidate for nomination as a director must (i) describe why the candidate meets the Board's criteria described above; (ii) include the candidate's and recommender's names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; (iii) include the proposed nominee's written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information required by Regulation 14A under the Exchange Act.

        Any such communication with respect to the proposal of business other than director nominations must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder or any stockholder associated person. A "stockholder associated person" with respect to any stockholder is defined as (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such stockholder associated person.

        Additionally, the stockholder must provide the following information with respect to such stockholder and any stockholder associated person:

  •
  The name and address of such stockholder, as they appear on our books, and of such stockholder associated person;

  •
  The class and number of our shares which are owned beneficially and of record by such stockholder and such stockholder associated person;

  •
  Whether either such stockholder or stockholder associated person intends to deliver a proxy statement and form of proxy to holders of, in the case of a nomination or nominations for director, a sufficient number of holders of our voting shares to elect such nominee or nominees or in the case of any other proposal, at least the percentage of our voting shares required under applicable law to carry such proposal;

  •
  Whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such stockholder associated person with respect to any shares of our stock; and

  •
  All contracts, arrangements, understandings and relationships with respect to the stockholders' investment in the Company, including with other stockholders, potential investors in the Company and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms.

        The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates and proposals considered by our Nominating and Corporate Governance Committee.

        Additional requirements for stockholder director nominations and proposals other than director nominations appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth above and in our by-laws.

        We have not received any stockholder recommendations, nominations or any other proposals with respect to our 2012 Annual Meeting, except for the nominations made by the Nominating and Corporate Governance Committee.

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary and must be received by us no later than December 19, 2012. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

        If you wish to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 23, 2013 and no later than February 22, 2013 and must satisfy the requirements described in this section and in our by-laws.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to send communications to our Board. Accordingly, any stockholder who desires to communicate with our directors, individually or as a group, may do so by e-mailing the party or parties to whom the communication is intended at contactus@amagpharma.com or by writing to the party or parties for whom the communication is intended, to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

BOARD LEADERSHIP STRUCTURE

        Our Board is led by an independent Chair, currently Mr. Narachi, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine the materials distributed to the Board. During 2011, our former Chief Executive Officer, Dr. Brian J.G. Pereira, was the only member of our Board who was not an independent director. Our interim President and Chief Executive Officer, Mr. Thomas, does not currently serve on our Board. Although we do not have a formal policy regarding whether the offices of Chair of the Board and Chief Executive Officer should be separate, our Board believes that the existing leadership structure, with the separation of the Chair of the Board and Chief Executive Officer roles, enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's independence from management. In addition, the Board believes that having an independent Chair of the Board creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. The Board also believes that an independent Chair of the Board helps ensure that any potential strategic transactions involving the Company are evaluated independently and in light of the best interests of our stockholders. Finally, separating these roles alleviates the administrative burden on our chief executive officer and allows that person to focus his or her efforts on running our business and managing the Company in the best interests of our stockholders.

THE BOARD'S ROLE IN RISK OVERSIGHT

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes that risk can arise in any decision or action taken by the Company, whether strategic or operational. The Board, therefore, seeks to ensure that risk management principles are incorporated in all of the Company's management processes and in the responsibilities of its employees at every level. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board's role in oversight, approval, and decision-making.

        The Board closely monitors the information it receives and/or requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company's high level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management's implementation of the Company's goals, strategies, and policies.

        Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with regular reports regarding the Company's operations, strategies, and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. The Board and its committees call special meetings and request information and reports from senior management when necessary to address specific issues. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

        The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three standing committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain such independent advisors as the committee deems to be appropriate in order to discharge its responsibilities under such committee's charter, and such independent advisors attend committee meetings as appropriate.

        The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including its qualifications, independence and performance, and the Company's corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company's risk management process, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

        Our Compensation Committee is responsible primarily for the design and oversight of the Company's executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short- and long-term incentives, are described below under "Compensation Discussion and Analysis."

        The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company's Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company's overall compliance program, with particular emphasis on the risks associated with our healthcare compliance program.

        Periodically, our Board forms temporary committees to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board. For example, in 2011 our Board formed an Independent Transaction Committee, consisting of Messrs. Narachi, Scoon and Zwanziger, our former director, to evaluate our then proposed merger with Allos Therapeutics, Inc., or Allos. This committee met a total of ten times during 2011.

RISK CONSIDERATIONS IN OUR COMPENSATION POLICIES AND PRACTICES

        Our Compensation Committee believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to take excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

  •
  We provide executives with a competitive base salary, typically at or above the median of that provided to executives of companies similar to us. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics;

  •
  We utilize a mixture of compensation elements that is intended to be at or above the median value offered to similarly-situated executives, with significant weighting towards long-term incentive compensation, which discourages short-term risk taking;

  •
  Our performance goals reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure and are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks.

  •
  Short-term incentives in the form of annual performance bonus payouts are generally capped at 150% of the target amount, unless the Compensation Committee or the Board determines that extraordinary performance warrants a higher payout, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks. To date, none of our executives has received a bonus payout in excess of 150% of such executive's target amount;

  •
  Equity incentive awards are granted annually and generally vest annually over three to four years, so executives always have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term;

  •
  Compliance, ethical behavior and adherence to our corporate values and policies are integral factors considered in all performance assessments, and the Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual performance and adherence to the Company's values and compliance programs, among other things; and

  •
  We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking.

CODE OF ETHICS

        Our Board has adopted a Code of Ethics applicable to all of our employees and directors, and it is available on our website at www.amagpharma.com, under the heading "Investors." Any amendments to or waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer or principal accounting officer and that relate to any element of the definition of the term "code of ethics," as that term is defined by the SEC, will be posted on our website at the address above within four business days of such amendment or waiver.

DIRECTOR COMPENSATION

Overview

        We seek to attract exceptional talent to serve on the Board and, therefore, the Company's policy is to compensate directors competitively relative to comparable companies. In addition, our Corporate Governance Guidelines provide that directors should be incentivized to focus on long-term stockholder value. Accordingly, director compensation is comprised of a mix of cash and equity compensation. The Board believes that including equity as part of director compensation helps align the interests of directors with those of the Company's stockholders. The Board also believes that it is appropriate for the Chair of the Board and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities. Our policy is that directors who are also employees of the Company shall receive no additional compensation for Board or committee service.

Our 2011 Non-Employee Director Compensation Policy

        Our Non-Employee Director Compensation Policy applies to each director of the Company who is not an employee or affiliate of the Company. Our Non-Employee Director Compensation Policy was amended by the Board, effective as of January 1, 2012, as described below under the heading "2011 Review and Amendment of Our Non-Employee Director Compensation Policy." The following is a summary of our Non-Employee Director Compensation Policy as in effect during 2011.

  Equity Grant Upon Initial Appointment or Election as a Director

        Each new non-employee director, on the date of his or her initial appointment or election to the Board, receives an equity grant comprised of two components: (i) an inducement grant and (ii) an annual grant.

        As an inducement to joining the Board, each new non-employee director is granted a non-qualified stock option to purchase 6,000 shares of the Company's common stock pursuant to the Company's Second Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company's common stock. Such option shall vest in equal monthly installments over a period of two years from the date of his or her election to the Board, provided such non-employee director continues to serve as a member of the Board.

        Upon joining the Board, each new non-employee director also receives an equity grant of non-qualified stock options and RSUs on the date of his or her appointment or election as described below under the heading "Annual Equity Grant;" provided, that the amount of options and RSUs will be pro-rated based on the number of expected months of service before the next annual meeting of stockholders. The foregoing options and RSUs will vest in equal monthly installments beginning on the first day of the first full month following appointment or election and continuing on the first day of each month thereafter through the first day of the month in which the next annual meeting of stockholders is to be held, so long as the newly-appointed non-employee director continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs shall be deferred until the earlier of (i) the third anniversary of the date of grant and (ii) the date of the director's separation from service to the Company.

  Annual Equity Grant

        In 2011, our Non-Employee Director Compensation Policy provided that, at the first meeting of the Board following the annual meeting of stockholders, each non-employee director, other than the Chair, was to receive an equity grant equal to a pre-determined value with reference to comparable annual grants provided to non-employee directors of companies in the Company's then current peer group as established by the Compensation Committee. The exact value and size of the foregoing equity grant was to be determined by the Compensation Committee in its reasonable discretion using a Black-Scholes or other equity valuation methodology deemed appropriate by the Compensation Committee and taking into account any advice or recommendations of any independent compensation consultant deemed appropriate by the Compensation Committee.

        Approximately one half of the total value of the foregoing annual equity grant was comprised of a non-qualified stock option to purchase shares of the Company's common stock, and the remaining one half was comprised of RSUs covering shares of the Company's common stock. The foregoing options and RSUs vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the non-employee director continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs are deferred until the earlier of (i) the third anniversary of the date of grant and (ii) the date of the director's separation from service to the Company.

        In 2011, our Non-Employee Director Compensation Policy provided that at the first meeting of the Board following the annual meeting of stockholders, the Chair of the Board, if he or she was also a non-employee director, was to be provided an equity grant comprised of (i) a non-qualified stock option to purchase two times the number of shares of the Company's common stock issuable to other non-employee directors and (ii) RSUs covering a total of two times the number of shares of the Company's common stock issuable to other non-employee directors. The foregoing options and RSUs vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the Chair continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs are deferred until the earlier of (i) the third anniversary of the date of grant and (ii) the date of the Chair's separation from service to the Company.

  Exercise Price and Term of Options

        Each option granted to a non-employee director has an exercise price per share equal to the fair market value of the common stock of the Company on the date of grant of the option, has a term of ten years and is subject to the terms and conditions of the 2007 Plan.

  Early Termination of Options or RSUs Upon Termination of Service

        If a non-employee director ceases to be a member of the Board for any reason, any then vested and unexercised options granted to such non-employee director may be exercised by the departing director (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) within three years after the date the director ceases to be a member of the Board and in no event later than the expiration date of the option.

        If a non-employee director's service to the Company is terminated, all then vested and undelivered shares underlying any RSUs held by such director shall be delivered to him or her (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) as of the date he or she ceases to be a member of the Board.

  Retainer Fees

        Each non-employee director, other than the Chair, receives an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments (in addition to the per meeting fees adopted by the Board effective as of January 1, 2012). The Chair, provided that he or she is also a non-employee director, receives an aggregate annual retainer fee of $60,000, payable in four equal quarterly installments.

        Each member of each of the Board's standing committees, other than the Chair, is paid an additional aggregate annual retainer fee in four equal quarterly installments as follows:

  •
  Audit Committee: $10,000 per year
  •
  Compensation Committee: $7,500 per year
  •
  Nominating and Corporate Governance Committee: $5,000 per year

        The Chair of each of the standing committees is paid an additional aggregate annual retainer fee in four equal quarterly installments as follows:

  •
  Audit Committee: $20,000 per year
  •
  Compensation Committee: $15,000 per year
  •
  Nominating and Corporate Governance Committee: $10,000 per year

  Expenses

        Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each non-employee director is reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board, committees thereof or in connection with other Board-related business.

2011 Review and Amendment of Our Non-Employee Director Compensation Policy

        Under its charter, the Compensation Committee of the Board is charged with periodically reviewing and making recommendations to the Board with respect to director compensation. In addition, our Corporate Governance Guidelines provide that the Compensation Committee shall, from time to time, present a report to the Board comparing the Company's director compensation to that of comparable peer companies.

        During 2011, in accordance with its charter and our Corporate Governance Guidelines, the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm, or F.W. Cook, to review our then-current non-employee director compensation policy, compare it to the director compensation practices of companies similar to us, and provide any recommendations for changes. The peer group used by F.W. Cook in conducting its evaluation was comprised of 16 drug development companies similar in size, based on revenues and market capitalization, whose non-employee director compensation data were available in F.W. Cook's pre-existing compensation database. The names of the 16 companies were not disclosed to the Board or Compensation Committee.

        In its report, F.W. Cook concluded, among other things, that the cash compensation being provided to our directors at the time of the report was below the median relative to the peer group. In addition, F.W. Cook noted that this shortfall was exacerbated by the fact that our Board was smaller in size than most boards in the peer group, which results in an increased workload for each of our directors. Accordingly, the F.W. Cook report contained a number of recommendations for proposed amendments to our then existing Non-Employee Director Compensation Policy to, among other things, ensure that the value of total annual compensation being offered to non-employee directors on our Board was more competitive and closer to the median of that being offered by the companies in our peer group.

        In December 2011, based primarily on the recommendations of the Compensation Committee, the Board amended our Non-Employee Director Compensation Policy, effective January 1, 2012, to provide for the following changes:

  •
  Each non-employee director shall receive a $1,000 per meeting fee for each meeting of the full Board attended by such director.

  •
  Each non-employee director shall receive a $500 per meeting fee for each meeting of each standing committee of the Board attended by such director, including the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

  •
  Each non-employee director shall receive a $1,000 per meeting fee for each ad-hoc committee of the full Board attended by such director, other than the Chair of such Committee.

  •
  The chair of each ad-hoc committee of the full Board shall receive a $2,000 per meeting fee for each meeting attended by the chair of such ad-hoc committee.

  •
  The size of the annual equity grant to each non-employee director, other than the Chair, was changed from an equity grant equal to a pre-determined value to an equity grant comprised of a non-qualified option to purchase 3,800 shares of the Company's common stock and RSUs covering a total of 2,300 shares of the Company's common stock.

  •
  The size of the annual equity grant to the Chair of the Board, was changed from an equity grant equal to a pre-determined value to an equity grant comprised of a non-qualified option to purchase 7,600 shares of the Company's common stock and RSUs covering a total of 3,800 shares of the Company's common stock.

  •
  No change was made to the base annual cash retainer payable to members of the Board, including the Chair.

  •
  No change was made to the annual Board committee member retainer fees, including the Chair.

        Other than the foregoing amendments, all other terms of our Non-Employee Director Compensation Policy as in effect in 2011, including but not limited to, the annual retainer fees described above, remain unchanged and in full force and effect.

Indemnification and Insurance

        We also provide standard indemnification agreements and director and officer insurance for all directors.

Director Equity Grants for Fiscal 2011

        In May 2011, the Board granted the Chair of our Board, Mr. Narachi, an annual equity award to coincide with his one-year term of service from May 2011 to May 2012 comprised of stock options to purchase 7,600 shares of our common stock and RSUs covering 3,800 shares of our common stock under the 2007 Plan. Each of the foregoing grants vests monthly in twelve equal installments beginning on June 1, 2011; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of Mr. Narachi's separation from service to the Company. The foregoing stock option has an exercise price per share of $15.41, which is equal to the fair market value of a share of our common stock on the grant date, and a ten-year term.

        In addition, in May 2011, each of the non-employee members of the Board, other than Mr. Narachi, was granted an annual equity award to coincide with his or her one-year term of service from May 2011 to May 2012 comprised of stock options to purchase 3,800 shares of our common stock and RSUs covering 1,900 shares of our common stock under the 2007 Plan. Each of the foregoing grants vests monthly in twelve equal installments beginning on June 1, 2011; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of the director's separation from service to the Company. Each stock option granted to the non-employee members of the Board has an exercise price per share of $15.41, which is equal to the fair market value of a share of our common stock on the grant date, and a ten-year term.

        Based on the recommendation of the Compensation Committee, in May 2011, the Board approved the equity grants described above to our non-employee directors, including Mr. Narachi, which were identical in size to those granted in 2010, even though a calculation consistent with our then existing Non-Employee Director Compensation Policy would have resulted in larger equity grants.

Director Equity Grants for Directors Appointed in Fiscal 2012

        In February 2012, the Board appointed Messrs. Santini and De Silva to serve as non-employee members of the Board. In accordance with the terms of our revised Non-Employee Director Compensation Policy, Messrs. Santini and De Silva were each granted an option to purchase 6,000 shares of the Company's common stock at an exercise price equal to $17.25 per share, the fair market value of a share of our common stock on the date of grant. These options will vest in equal monthly installments over a two-year period beginning in March 2012 and have a ten-year term. In addition, Messrs. Santini and De Silva were each granted an option to purchase 950 shares of the Company's common stock at an exercise price equal to $17.25 per share, the fair market value of a share of our common stock on the date of grant. These options will vest in three equal monthly installments beginning on March 1, 2012 and continuing through May 1, 2012 and have a ten-year term. Messrs. Santini and De Silva were also granted RSUs covering 475 shares of the Company's common stock which will vest in three equal monthly installments beginning on March 1, 2012 and continuing through May 1, 2012; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of the director's separation from service to the Company. In addition, the Company entered into our standard form indemnification agreement with each of Messrs. Santini and De Silva.

Director Compensation for Fiscal 2011

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
Joseph V. Bonventre, M.D., Ph.D.(4)	35,000	29,279	23,809	88,088
Rajiv De Silva(5)	—	—	—	—
Michael Narachi(6)	67,500	58,558	47,619	173,677
Robert J. Perez(7)	55,000	29,279	23,809	108,088
Lesley Russell, MB.Ch.B., MRCP(8)	40,000	29,279	23,809	93,088
Gino Santini(9)	—	—	—	—
Davey S. Scoon(10)	62,500	29,279	23,809	115,588
Ron Zwanziger(11)	40,000	29,279	23,809	93,088

(1)
Dr. Pereira, who served on our Board until his resignation from the Company and the Board on November 4, 2011, received no additional compensation for his service on our Board and is therefore not included in this table.

(2)
Represents the aggregate dollar amount of 2011 fees earned or paid in cash for services as a director, including annual retainer fees and committee fees.

(3)
Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate full grant date fair value of stock awards, which consist of RSUs, and stock option awards granted to our non-employee directors calculated in accordance with current accounting guidance for stock-based compensation, disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2011. The reported value of the RSUs awarded in 2011 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted.

(4)
Dr. Bonventre was a member of the Nominating and Corporate Governance Committee during 2011. In May 2011, Dr. Bonventre was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Dr. Bonventre was granted RSUs covering 1,900 shares of our common stock. As of December 31, 2011, Dr. Bonventre held outstanding stock options to purchase 22,800 shares and RSUs covering 4,400 shares of our common stock.

(5)
Mr. De Silva was elected to the Board in February 2012.

(6)
Mr. Narachi was the Chair of the Board and a member of the Compensation Committee during 2011. In May 2011, Mr. Narachi was granted an option to purchase 7,600 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Mr. Narachi was granted RSUs covering 3,800 shares of our common stock. As of December 31, 2011, Mr. Narachi held outstanding stock options to purchase 39,435 shares and RSUs covering 8,800 shares of our common stock.

(7)
Mr. Perez was the Chair of the Compensation Committee and a member of the Audit Committee during 2011. In May 2011, Mr. Perez was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Mr. Perez was granted RSUs covering 1,900 shares of our common stock. As of December 31, 2011, Mr. Perez held outstanding stock options to purchase 18,800 shares and RSUs covering 4,400 shares of our common stock.

(8)
Dr. Russell was a member of the Audit Committee during 2011. In May 2011, Dr. Russell was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Dr. Russell was granted RSUs covering 1,900 shares of our common stock. As of December 31, 2011, Dr. Russell held outstanding stock options to purchase 10,932 shares and RSUs covering 3,800 shares of our common stock.

(9)
Mr. Santini was elected to the Board in February 2012.

(10)
Mr. Scoon was the Chair of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee during 2011. In May 2011, Mr. Scoon was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Mr. Scoon was granted RSUs covering 1,900 shares of our common stock. As of December 31, 2011, Mr. Scoon held outstanding stock options to purchase 23,144 shares and RSUs covering 4,400 shares of our common stock.

(11)
Mr. Zwanziger was the Chair of the Nominating and Corporate Governance Committee during 2011. In May 2011, Mr. Zwanziger was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $15.41 per share. In addition, in May 2011, Mr. Zwanziger was granted RSUs covering 1,900 shares of our common stock. Mr. Zwanziger resigned from our Board on December 16, 2011, at which time he held outstanding stock options to purchase 21,733 shares and RSUs covering 3,608 shares of our common stock. Upon his resignation, all of Mr. Zwanziger's unvested equity awards were forfeited.

Stock Ownership Guidelines

        The Board believes that it is important that directors be incentivized to focus on long-term stockholder value to ensure that the Board's interests are aligned with those of our stockholders. Accordingly, in August 2010, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and promote the Company's commitment to sound corporate governance.

        Our Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold shares of our common stock with a value equal to three times the amount of the base annual retainer fee paid to non-employee directors for service on the Board, excluding additional committee retainer and meeting fees, if any. This ownership guideline is initially calculated using the base annual retainer fee for service as a non-employee director as of the date the person first became subject to the guidelines as a non-employee director. These ownership guidelines will be re-calculated based on the applicable annual non-employee director retainer fees as of the date of the Company's 2013 Annual Meeting of Stockholders and on the date of the annual meeting of stockholders each third year thereafter, and will be based on the applicable annual Board retainer fee in effect on such calculation date.

        Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee member of the Board. In the event that a non-employee director does not meet the foregoing stock ownership guidelines, such non-employee director is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price, and must use the entire net after tax amount of his or her base annual retainer fee, excluding additional committee retainer and meeting fees, if any, to purchase shares of Company common stock until the director satisfies the requirements.

        Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

        The value of a share will be measured on the date of the Company's annual meeting each year as the greater of (i) the average closing price over the 12 months preceding the date of calculation or (ii) the purchase price actually paid by the person for such share of the Company's stock. The purchase price for shares acquired pursuant to RSUs and other similar full value awards is zero.

        Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the Nominating and Corporate Governance Committee, for directors joining the Board from government, academia, or similar professions. The guidelines may also be waived at the discretion of the Nominating and Corporate Governance Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, with the next such vote to occur at next year's Annual Meeting.

        As described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our "pay-for-performance" philosophy. We encourage our stockholders to read the "Compensation Discussion and Analysis" section as well as the Summary Compensation Table and other related compensation tables and narrative disclosures which describe our executive compensation philosophy, programs, and practices and the compensation of our named executive officers for 2011 in this Proxy Statement.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our stockholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Vote Required

        Advisory approval of this proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting. The say-on-pay vote is advisory, and therefore not binding on our Board, the Compensation Committee or the Company. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by our named executive officers for the year ended December 31, 2011.

EXECUTIVE OFFICERS

        Frank E. Thomas, age 42, joined us in August 2011 and currently serves as Executive Vice President, Chief Operating Officer, and Interim President and Chief Executive Officer. From August 2011 to November 2011, Mr. Thomas served as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Prior to joining us, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., or Molecular Biometrics, a commercial stage medical diagnostics company, from 2008 to 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., or Critical Therapeutics, from 2004 to 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas was the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc. Since 2007, he has been a member of the Board of Directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. in Business Administration from the University of Michigan, Ann Arbor.

        Lee F. Allen, M.D., Ph.D., age 60, joined us in August 2007 as our Chief Medical Officer and Senior Vice President of Clinical Development and was promoted to Executive Vice President of Clinical Development in February 2009. Prior to joining us, Dr. Allen served as Vice President of Clinical Research and Development of Wyeth Pharmaceuticals, or Wyeth, a public pharmaceutical company, from 2003 to 2007. Prior to his tenure at Wyeth, Dr. Allen held positions of increasing responsibility at Pfizer Inc., a public biomedical and pharmaceutical company, from 1999 to 2003, and BASF Corporation's Knoll Pharmaceutical Company from 1998 to 1999. Prior to entering the pharmaceutical industry, he was a faculty member at Duke University Medical Center and at the University of Utah's Huntsman Cancer Institute. His work has been published in several scientific journals, including the Proceeding of the National Academy of Sciences, Nature and Science. Dr. Allen received his B.S. in Chemistry from City University of New York and his Ph.D. and his M.D. from the University of Medicine and Dentistry of New Jersey.

        Joseph L. Farmer, age 40, joined us in February 2005 as our General Counsel and Vice President of Legal Affairs. Mr. Farmer was promoted to Senior Vice President of Legal Affairs in May 2008 and to Chief Administrative Officer in December 2011. He has also served as our Secretary since 2007. Prior to joining us, Mr. Farmer was an attorney in the business practice group of the law firm, Testa, Hurwitz and Thibeault, LLP, in Boston from 1997 to 2005. Mr. Farmer currently serves as a member of the Board of Trustees and Patient Care Advisory Committee of Steward Carney Hospital in Boston. He received his B.A. in Economics from Boston University and his J.D. from Boston College Law School.

        Scott A. Holmes, age 37, joined us in September 2011 as our Vice President of Finance and Controller and was promoted to Chief Accounting Officer in December 2011. Prior to joining us, Mr. Holmes served as Vice President of Finance and Treasurer of Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from 2010 to 2011. From 2009 to 2010, Mr. Holmes was Vice President of Finance and Administration at On-Q-ity Inc., an oncology diagnostics company. He served as a consultant with Altman & Company, a consulting firm, from January 2009 to August 2009. Prior to 2009, Mr. Holmes spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, as Vice President of Finance and Administration. He also served as the Controller at Keryx Biopharmaceuticals, Inc., a public biotechnology company. Mr. Holmes holds a B.A. in History from Middlebury College and a dual M.S./M.B.A. degree from Northeastern University Graduate School of Business Administration.

        Christopher G. White, age 50, joined us in September 2007 as our Vice President of Business Development and Corporate Planning. Mr. White was promoted to Senior Vice President of Business Development and Corporate Planning in May 2008 and to Chief Business Officer in November 2011. From 2005 through 2007, Mr. White was a Partner in the Pharmaceutical and Medical Products Practice at Accenture. Prior to Accenture, he was a Vice President and Partner in the Pharmaceuticals and Healthcare Practice at A.T. Kearney, Inc. from 1998 to 2005. From 1984 to 1998, Mr. White held positions of increasing responsibility at DuPont Pharmaceuticals Company, Merck & Co. Inc. and Arthur D. Little, respectively. Mr. White holds a B.S. in Chemical Engineering from Tufts University and an M.B.A. from Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Overview

        Our Compensation Committee believes that our executive compensation program is appropriately designed and responsible in that it both encourages our executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

  2011 Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Stockholders, we held our first advisory vote on executive compensation. More than 93% of the votes cast on the proposal were in favor of our named executive officer compensation as disclosed in our proxy statement for the meeting, and as a result our named executive officer compensation was approved. Our Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no material changes to our executive compensation policies and programs were necessary at that time.

  Important Features of Our Compensation Program

        Our compensation program is administered under a rigorous process which includes the solicitation by the Compensation Committee of advice of an independent third-party consultant (which reports directly to the Compensation Committee, not to the Company) and long-standing, consistently applied practices with respect to the timing of equity grants and the pricing of stock options and the periodic review of peer group practices.

        Other important features of our compensation program include:

  •
  In line with our pay-for-performance philosophy, we offer reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation.

  •
  In accordance with our pay-for-performance philosophy, base salary is the only component of Mr. Thomas' total compensation that is "fixed" and all other components of Mr. Thomas' compensation are performance-based and variable or "at risk." The amount of Mr. Thomas' annual bonus is based solely on the achievement of pre-established company performance goals. Further, the actual economic value of the long-term incentives granted to Mr. Thomas in the form of equity awards depends directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price is less than the exercise price of such stock options at the time of vesting. We also make a small 401(k) plan contribution for Mr. Thomas that is consistent with the contribution we make for all employees who participate in our 401(k) plan.

  •
  In order to provide long-term incentives for our executive officers to continue their employment with us, equity awards generally vest over three or four years and our Compensation Committee applies an annual, as opposed to a quarterly or monthly, vesting schedule to such awards granted to our executive officers.

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  The cash benefits received by our executive officers in the event of a change of control of the Company are structured on a double-trigger rather than a single-trigger basis so that no cash benefits are provided upon the consummation of a change in control transaction unless there is also a termination of service within one year from the date a change of control of the Company occurs, other than for death, disability or cause or the executive officer resigns for good reason.

  •
  We do not provide any tax gross-up benefits for excise taxes associated with change in control compensation, or otherwise.

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  We do not provide any executive fringe benefits, such as access to personal security, private airplanes, financial planning advice, tax preparation services, club memberships or similar benefits.

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  We review the external marketplace and make internal comparisons among the executive officers when making compensation determinations. Our Compensation Committee does not necessarily benchmark to specific levels, but rather reviews external marketplace data as one of many factors considered when establishing executive compensation.

  Aligning Compensation with Our Performance

        One of the key factors the Compensation Committee takes into account when approving compensation plans and programs for our executive officers is alignment with the Company's performance. To that end, we have structured our short-term and long-term incentives for our executive officers so that they reward achievement of key performance metrics that help realize our strategic goals and objectives. We believe that doing so will ultimately result in long-term stock price appreciation for our stockholders.

        Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included low payouts under our annual incentive plan when the Company's performance was below expectations and the threshold levels for payouts approved by our Compensation Committee and Board of Directors, or Board. To ensure that our compensation program continues to be well aligned with our performance, we will continue to monitor and revise our compensation for our executive officers.

Executive Compensation Philosophy

        The following is a summary of our overall executive compensation philosophy, as approved by our Compensation Committee and our Board.

  Oversight of Our Executive Compensation Program

        The Compensation Committee of our Board is charged with developing, reviewing and refining our overall compensation philosophy and submitting it to the Board for approval. The Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of our executive officers, including:

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  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher, other than our Chief Executive Officer or President;

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  The review and recommendation to the full Board for approval of the compensation of our Chief Executive Officer, President and any other officer position with a title of Senior Vice President or higher which was not provided for in a Board-approved budget, each of which must be approved by all independent members of the Board;

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  Subject to certain limitations, the administration and grant of awards under our existing stock option, stock incentive, employee stock purchase and other equity-based award plans;

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  The review and recommendation to the full Board with respect to certain incentive compensation plans and director compensation plans; and

  •
  The engagement of independent advisors as it deems necessary or appropriate to carry out its responsibilities.

        The current members of our Compensation Committee are Robert J. Perez (Chair), Michael Narachi, and Davey S. Scoon. The Board has determined that each member of the Compensation Committee is a "non-employee director" and is "independent" as such terms are defined in the listing standards of the NASDAQ and applicable SEC rules.

  Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance.

        We use the following principles to guide our decisions regarding executive compensation:

  External Competitiveness

        We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

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  Publicly-traded;

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  Primary operations in the biotechnology/pharmaceuticals industries;

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  Similar market capitalization;

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  Similar risk profile; and

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  Similar number of employees.

        The Compensation Committee also periodically reviews the composition of the peer group itself, in consultation with its independent advisors and senior management, to ensure that the peer group continues to accurately reflect comparable companies as our business evolves. For example, since the approval of Feraheme by the U.S. Food and Drug Administration, or FDA, the Compensation Committee generally only considers companies which have at least one marketed drug product to be in our peer group.

        In addition to reviewing executive officers' compensation levels against those of similarly-situated executives, the Compensation Committee periodically supplements peer group data with more broad-

based compensation survey data from companies in our industry of similar size, generally based on companies with between 150 and 499 employees, and considers recommendations from our chief executive officer regarding total compensation for those executives reporting directly to him.

  Internal Parity

        To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

  Pay-for-Performance

        Total compensation should reflect a "pay-for-performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

  Alignment with Stockholders' Interests

        Total compensation levels should include a component that reflects relative stockholder returns and the Company's overall performance through the use of equity-based awards.

  Simplicity and Flexibility

        Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

  Avoidance of Excessive Perquisites

        Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

  Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

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  Base Salary;

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  Short-term incentives in the form of annual cash bonus opportunities;

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  Long-term incentives in the form of equity-based awards (stock options and RSUs); and

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  Benefits/perquisites.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are properly aligned with those of our stockholders. In general, the proportion of total compensation at risk rises as an executive's level of responsibility increases to reflect the executive's ability to influence our overall performance.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

  Base salary

        Base salary levels are designed to provide fixed annual cash compensation at the median or higher of that provided by executives of similar position, responsibility, experience, qualifications, and performance to (i) allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and (ii) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually by the Board and Compensation Committee as part of our annual review process and in light of the executive's individual performance and the Company's performance during the year and the then current competitive conditions. In addition, our Board and Compensation Committee believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive's performance warrants such adjustment and our financial condition permits.

  Short-term incentives

        Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year and is based on a percentage of the executive's base salary that is intended to be at or above the median percentage offered to similarly-situated executives. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.

  Long-term incentives

        Long-term incentives in the form of annual equity-based awards are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of an annual equity-based award should be at or above the median value offered to similarly-situated executives. In recent years, consistent with our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders, the Compensation Committee and the Board have targeted annual equity awards to our executives at the 75th percentile or higher relative to equivalent executives in companies similar to us. In addition, the Compensation Committee and the Board believe that the proportion of total compensation at risk should rise as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. Equity-based awards are generally subject to three to four-year annual cliff vesting to promote retention and align the executive's long-term interests with those of our stockholders. In certain instances the Board and Compensation Committee believe it is appropriate to grant to certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. As a general rule, equity awards to executive officers are reviewed by the Compensation Committee once per year in connection with our annual performance review process. However, the Board and the Compensation Committee may issue equity-based awards throughout the year as they deem appropriate.

  Benefits/Perquisites

        We seek to provide an overall benefits package that is intended to be at or above the median of that offered by companies similar to us to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Compensation Decisions and Processes

  General

        The Compensation Committee typically meets at least four times annually to coincide with regularly scheduled Board meetings, and more frequently as necessary. The Compensation Committee met five times and the Committee or its Chair acted by unanimous written consent twice during 2011. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in close consultation with our chief executive officer, general counsel, and other executives who may have input on a given agenda item. The Compensation Committee meets regularly in executive session, however, from time to time, various members of management as well as outside advisors and consultants may be invited to make presentations, to provide background information or advice, or to otherwise participate in a given meeting. Our chief executive officer is often present and actively participates in discussions and deliberations regarding the compensation of our executive officers, however, our chief executive officer is not permitted to be present or participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at Compensation Committee or Board meetings.

        Under its charter, the Compensation Committee may make recommendations with respect to the compensation of our president and chief executive officer, but it is not empowered to approve such compensation. The compensation of our president and chief executive officer is approved by all of the independent members of the Board based in part on the recommendations of the Compensation Committee. Although empowered by its charter to approve the compensation of all of our executive officers, other than our president and chief executive officer, in practice, the Compensation Committee has typically made recommendations to the full Board, which has approved the compensation of all of our executive officers.

  Annual Executive Compensation Decision-Making Processes

        The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our chief executive officer. This review is typically conducted over a series of Compensation Committee meetings toward the end and just after the end of the completed fiscal year and is intended to coincide with the Company's annual company-wide performance review process.

        To assist the Compensation Committee in its annual review, our chief executive officer and other members of the senior management team typically provide the Compensation Committee with a written self-evaluation of the Company's overall performance on a regular basis throughout the year and, at the end of each year, a proposed score against the Company's performance goals established by the Compensation Committee and the Board at the outset of the year.

        As discussed in further detail under "Executive Compensation Decisions and Processes—Goals" below, because the Company's overall performance goals allow for some amount of subjective and qualitative assessment, there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board as to the exact and appropriate scoring of the Company's performance against the goals established by the Board at the outset of the year. At the conclusion of the foregoing discussions, the Compensation Committee exercises its discretion and recommends to the Board a final Company performance score for the completed fiscal year. Although the Board makes the final determination as to the Company's performance score, it tends to defer to the judgment of the Compensation Committee. As discussed in further detail below, other than for our chief executive officer, the Company's annual performance score is then used in conjunction with each individual executive's performance score to establish the exact amount of each executive's bonus for the year. The amount of our chief executive officer's bonus is based primarily on the Company's annual performance score, as discussed below.

        Our chief executive officer generally provides the Compensation Committee with a performance evaluation and proposed performance score for each executive officer, as well as recommendations with respect to each such executive officer's bonus amount for the completed fiscal year and annual salary and equity grant recommendations for the current year. The Compensation Committee typically provides substantial weight to both our chief executive officer's evaluation of the performance of, and his recommendations with respect to base salary adjustments, bonus amounts and equity awards for, each of our executive officers. The Compensation Committee believes that our chief executive officer is in the best position to evaluate the performance of and determine the appropriate level at which each of the Company's executive officers should be compensated for past performance and to ensure that they remain incentivized and engaged. Each executive's individual performance score ultimately determines the amount of his or her annual bonus, subject to the overall available company-wide bonus pool, which is based on the Company's overall score. For example, if for a given year the Company's overall performance score is 1.0, and an individual executive's score is also 1.0, then the executive is generally paid 100% of his or her target bonus amount. If the Company's overall score is 0.8, and an individual executive's score is 1.0, then the executive is generally paid 80% of his or her target bonus amount. Likewise, if the Company's overall score is 1.0, and an individual executive's score is 0.8, then the executive is generally paid 80% of his or her target bonus amount. Notwithstanding the foregoing framework, the Compensation Committee may also exercise its discretion, to award more or less than the amount determined by the foregoing formula based on its subjective and/or qualitative assessment of any individual executive's performance, contributions or potential, or simply to make the numbers round.

        In general, at or around the time the Compensation Committee reviews and approves the bonus amounts for the executives for the completed fiscal year, it also reviews the salary level of each executive and determines the amount of the annual equity grant to each executive for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that each executive's salary is approximately at or above the median of similarly situated executives and that the value of the annual equity grant to each executive is at or above the 75th percentile of the value of the annual equity grants to similarly situated executives. The Compensation Committee then makes final recommendations for each executive's performance bonus, annual salary, and equity grant to the full Board, which makes the final determination as to each element of executive compensation for our executives.

        Notwithstanding the foregoing, as further described below under the heading "Compensation Decisions With Respect To Our Named Executive Officers," in November 2011, the Board approved, based on the recommendations of the Compensation Committee, certain salary increases to our then named executive officers. As further described below, the Board and the Compensation Committee approved these salary increases outside of the normal executive performance review process to ensure that our remaining named executive officers were retained and motivated, and, in certain cases, to compensate them for the additional responsibilities they would be assuming following our unsuccessful merger with Allos in October 2011, the November 2011 corporate restructuring, the departure of our then chief executive officer and our then chief commercial officer, among others, our November 2011 announcement that our Board had launched a search for a permanent chief executive officer, our November 2011 announcement that we had retained Jefferies & Company, Inc., or Jefferies, to assist us in exploring strategic alternatives available to us, including a potential sale of the Company, and the period of uncertainty and instability that would follow. Accordingly, the Board and the Compensation Committee believed that the foregoing extenuating circumstances warranted the compensation adjustments approved in November 2011 for our then remaining named executive officers.

        With respect to our chief executive officer, the Compensation Committee conducts its own independent review of his performance. In addition, our chief executive officer generally provides the Compensation Committee and the Board with his own self-evaluation of his performance for the completed fiscal year. The Compensation Committee generally considers all of the foregoing and makes a determination as to the appropriate level of base salary, bonus and equity awards to recommend to the full Board with respect to our chief executive officer. However, in terms of the annual performance bonus awarded to our chief executive officer, the Compensation Committee typically recommends, and the Board typically approves, a bonus amount equal to the product of our chief executive officer's target bonus amount and the Company's overall performance score for the completed year. For example, if for a given year the Company's overall score is 1.0, then our chief executive officer is generally paid 100% of his target bonus amount. If the Company's overall score is 0.8, then our chief executive officer is generally paid 80% of his target bonus amount. Given that our chief executive officer has ultimate operational responsibility for the overall performance of the Company, the Compensation Committee and the Board believe that his individual annual performance goals and the Company's overall annual performance goals should be the same and that the Company's overall performance score should serve as the basis for determining our chief executive officer's annual bonus amount. Generally, at or around the time the Compensation Committee reviews and approves the bonus amount for our chief executive officer for the completed fiscal year, it also reviews his annual salary and determines the amount of his annual equity grant for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee generally seeks to ensure that our chief executive officer's salary is at or above the median of similarly situated chief executives and that the value of the annual equity grant to him is at or above the 75th percentile of the annual equity grant of similarly situated chief executives. The Compensation Committee then generally makes final recommendations for our chief executive officer's performance bonus, annual salary, and equity grant to the full Board, which makes the final determination as to each element of our chief executive officer's compensation.

        Dr. Pereira served as our President and Chief Executive Officer until November 4, 2011, at which time he resigned from the Company, and Mr. Thomas was then promoted to the position of Chief Operating Officer and Interim President and Chief Executive Officer. Mr. Thomas had originally joined the Company as Executive Vice President and Chief Financial Officer in August 2011. The terms of Mr. Thomas' original employment agreement, including his 2011 base salary, 2011 bonus target amount, and sign-on equity awards were negotiated at arm's length between Mr. Thomas and the Company. As further described below under "Compensation Decisions With Respect To Our Named Executive Officers," in November 2011, the Board, based on the recommendation of the Compensation Committee, approved an increase to Mr. Thomas' base salary and certain other compensation arrangements, including an additional equity grant, to compensate Mr. Thomas for his increased responsibilities and to ensure he was retained and motivated during this period of uncertainty. There were no changes made to Mr. Thomas' annual bonus target or severance arrangements in connection with his promotion.

  Goals

        At the beginning of each year, the Board establishes certain goals against which it will evaluate the Company's performance at the end of the year for purposes of making various executive compensation decisions, most notably, the annual bonus amount for our chief executive officer. Senior management typically provides proposed Company goals for consideration by the Compensation Committee around the beginning of the fiscal year. The Compensation Committee then engages in a series of discussions, both in the presence of management and in executive session, and provides management with feedback on the proposed Company goals. There are typically several drafts presented to the Compensation Committee before management and the Compensation Committee agree on the Company goals and the weighting of each goal. The proposed Company goals and the weighting of each goal are then presented to the Board for approval, however, the Board tends to defer to the Compensation Committee's judgment. The weighting of the various Company goals is based on the Compensation

Committee's and the Board's subjective determination of the Company's relative strategic and operating priorities for the upcoming fiscal year.

        The Compensation Committee endeavors to establish goals for the Company which are generally consistent with the Company's financial plan and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that the Company will achieve its baseline goals for the year and that scoring of the goals at the end of the year will likely yield a bonus payout at or about the target amount. In establishing the annual Company goals, the Compensation Committee also considers the fact that in its collective experience, the majority of companies similar to us have historically established executive bonus opportunities in the range of 0% to 200% of target and generally have paid executive bonuses in the range of 80% to 120% of their published targeted amounts. The Compensation Committee expects that the annual performance score and the annual bonus payout to the Company's executives will generally fall into a range of 80% to 120% of their published targeted amounts, barring unexpectedly poor or unexpectedly superior performance.

        In addition, our chief executive officer works with each executive officer to establish his or her individual annual performance goals. Our chief executive officer presents these proposed goals for each executive officer to the Compensation Committee for review and evaluation. While the Compensation Committee provides advice and input on the individual executive goals, it generally defers to our chief executive officer's judgment in establishing the performance goals for each executive officer. Individual executive performance goals are not established or scored based on a strict mathematical calculation, in contrast to the manner in which the overall Company performance goals are established and scored. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. Accordingly, each specific goal established for our executive officers is not scored on an individual basis, but rather, our chief executive officer recommends a single overall score for each executive officer to the Compensation Committee. The Compensation Committee believes that our chief executive officer is in the best position to evaluate the performance of the executives, other than himself, and the Compensation Committee believes that substantial deference to our chief executive officer's evaluation of such executives and his related recommendations is generally appropriate.

  2011 Performance Goals

        In accordance with the process detailed above, and based on the recommendation of the Compensation Committee after consultation with senior management, the Board established the Company performance goals which also served as the performance goals of our chief executive officer, including both Dr. Pereira and Mr. Thomas, for the fiscal year ending December 31, 2011 as set forth in the table below. In addition, in early 2012, based on the recommendation of the Compensation Committee, the Board scored the 2011 goals as set forth in the following table.

2011 Goal	Weight	Target Points	Points Awarded
Financial and Sales Performance	50%	50	40.5
• Feraheme net sales
• Feraheme market share in the hematology/oncology and hospital segments as of year-end
• Year-end cash and investments balance
Indication and Market Expansion	30%	30	30.5
• Completion of enrollment of ongoing Feraheme Phase III clinical trials in patients with iron deficiency anemia
• Approval of Feraheme marketing applications in Canada and/or European Union
Manufacturing	20%	20	20
• FDA approval of alternative source manufacturers for Feraheme and transition to a supply chain that includes such manufacturers

Total	100%	100	91	*

*
As described below, the Board and the Compensation Committee awarded the Company a final 2011 performance score of 95 after awarding four additional points to the Company for additional achievements realized during the year.

        The Board and the Compensation Committee awarded the Company 40.5 out of a possible 50 points for the Company's Feraheme financial and sales performance goals. The Company recognized approximately $52.1 million of Feraheme net sales during 2011, which, based on the scale set by the Board at the outset of the year, resulted in an award of 80% of the total potential points for this goal, or 32 out of 40 possible points. In addition, the Company received two and a half points out of a possible five points based on its achievement of its market share goal in the hematology and oncology segments. The Company did not receive the remaining two and a half points with respect to its market share attainment goals because its market share goal in the hospital segment was not achieved. Finally, the Company was awarded six out of a possible 5 points for exceeding its year-end cash and investments balance goal.

        The Board and the Compensation Committee awarded the Company 30.5 out of a possible 30 points for the Company's indication and market expansion goals. The Company received eight and a half out of a possible 10 points for its goal to complete enrollment by year-end in one of our two Phase III trials in the Feraheme global development program for the broad iron deficiency anemia, or IDA, indication as enrollment in the trial was 93% complete at year-end. The Company received 12 out of a possible 10 points for its goal to complete enrollment by year-end in our second Phase III trial in the Feraheme global development program for the broad IDA indication as enrollment in this trial was completed in the third quarter of 2011, ahead of schedule. Finally, the Company received 10 out of a possible 10 points for achieving our goal of obtaining regulatory approval for Feraheme in Canada for the treatment of IDA in adult patients with chronic kidney disease, or CKD, in December 2011, as well as the substantial progress we made toward obtaining approval of our marketing application for Feraheme in the EU for the treatment of IDA in CKD patients.

        The Compensation Committee and the Board awarded the Company 20 out of a possible 20 points for the achievement of its goal to obtain FDA approval for alternative source manufacturers and processes for Feraheme, which was obtained in the first half of 2011, as well as the substantial progress the Company made in the transition to such alternative source manufacturers from our Cambridge, Massachusetts manufacturing facility during 2011.

        In addition to the scores for the 2011 performance goals as set forth above, the Board awarded four additional points for additional achievements realized by the Company in 2011, including the Company's successful efforts to implement favorable changes to the Feraheme package insert. As a result, the Board and the Compensation Committee scored the Company's overall 2011 performance at 95 out of 100 points.

  2012 Performance Goals

        Based in part on the recommendation of the Compensation Committee and after consultation with senior management, the Board established the following Company performance goals for the fiscal year ending December 31, 2012:

2012 Goal	Weight	Target Points
Financial and Sales Performance	55%	55
• Feraheme net sales
• Year-end 2012 cash and investments balance
• 2012 operating expenses
Indication and Market Expansion	40%	40
• Filing of Supplemental New Drug Application for Feraheme for the treatment of IDA in a broad range of patients
• Approval by European Medicines Agency of Feraheme for the treatment of IDA in CKD patients in the European Union
• Approval by SwissMedic of Feraheme for the treatment of IDA in CKD patients in Switzerland
Manufacturing	5%	5
• Global harmonization of Feraheme manufacturing process

Total	100%	100

        The Compensation Committee and the Board believe that, given that U.S. Feraheme sales are currently the primary source of the Company's revenues, the Company's 2012 performance goals should be heavily weighted toward Feraheme sales performance. Accordingly, a significant percentage of the Company's (and our chief executive officer's) performance will be scored on the basis of achieving our publicly-announced Feraheme net sales guidance. In addition, we have publicly announced guidance on our 2012 operating expenses, excluding our cost of goods sold, and that we intend to operate 2012 on a cash neutral basis, meaning that we intend that we will not have any net decrease in our cash balance at December 31, 2012 as compared to December 31, 2011. As a result, the Compensation Committee and the Board believe that the achievement of our publicly-stated 2012 operating expenses and year-end cash and investments balance guidance are key 2012 performance goals.

        The Compensation Committee and the Board also believe that the Company's planned indication and market expansion programs for Feraheme will be a significant driver of the future revenues and value for the Company. Specifically, 40% of the Company's (and our chief executive officer's) 2012 performance will be scored on the basis of the timely filing of our Supplemental New Drug Application to the FDA for Feraheme for the treatment of IDA regardless of the underlying cause and the approval of our marketing applications for Feraheme for the treatment of IDA in CKD patients in Switzerland and the European Union. The Compensation Committee and the Board believe that the approval of the Feraheme marketing application in the European Union is particularly important because the Company is eligible for a total of $30 million in milestone payments, under our license and collaboration agreement with Takeda Pharmaceutical Company, Ltd., upon the regulatory approval and commercial launch of Feraheme in Europe. The receipt of these milestone payments is critical to our ability to achieve our goal of operating the Company on a cash neutral basis in 2012.

        The Compensation Committee and the Board also believe that the coordination of the Company's worldwide manufacturing processes for Feraheme through our internal and external third party supply chain, including all necessary regulatory filings, will be important to reduce manufacturing risk, improve our Feraheme cost of goods sold, and ultimately, to improve the Company's financial performance. Accordingly, 5% of the Company's (and our chief executive officer's) 2012 performance will be scored on the basis of the level of success of our efforts to harmonize our global manufacturing processes for Feraheme.

        In addition to the base 2012 performance goals set forth above, based on the recommendation of the Compensation Committee, the Board approved certain additional "upside opportunities" which, if realized, could result in the award of additional points to the Company's (and our chief executive officer's) final 2012 performance score. The types of additional accomplishments which could potentially result in the award of additional 2012 performance points include the successful execution of certain business development and other transformational transactions. The Compensation Committee and the Board believe that the foregoing upside opportunities, if executed, would place the Company in position for long-term success and drive long-term stockholder value. However, the Board and the Compensation Committee also acknowledge that the realization of these opportunities is significantly dependent on third parties or other events or conditions which are, to a large extent, outside of the control of management. As a result, the Compensation Committee and the Board believe that it is more appropriate that these opportunities are viewed as upside opportunities rather than as the base performance goals of the Company. The Compensation Committee and the Board have not assigned exact point totals to each of the upside opportunities, but rather will exercise its discretion in determining how many, if any, points to award in the event that any of the upside opportunities are achieved.

  Independent Compensation Consultants

        Under its charter, the Compensation Committee is authorized to engage such independent advisors as it deems necessary or appropriate to carry out its responsibilities.

        The Compensation Committee generally intends to conduct a thorough independent review of the Company's overall executive compensation practices relative to its peer group, as well as the composition of the peer group itself, approximately every other year. The Compensation Committee believes that a biannual approach is the most efficient, given the amount of time, effort, and cost associated with conducting a comprehensive executive compensation review and making any necessary adjustments to our executive compensation practices. The Compensation Committee last hired an independent advisor during 2009 to conduct a comprehensive review of the Company's executive compensation practices and peer group and was due to conduct another review during 2011. However, in July 2011, we entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, with Allos and Alamo Acquisition Sub, Inc., a Delaware corporation and our wholly-owned subsidiary. Given our then impending merger with Allos and the fact that the composition of the Board and the executive team of the combined company, as well as the business of the combined company, would be different than our existing company, the Compensation Committee decided not to conduct a comprehensive review of our executive compensation practices and peer group in 2011. Accordingly, all decisions with respect to 2011 and 2012 executive compensation were made by the Compensation Committee and the Board based on their subjective determinations, with ad hoc advice and input from F.W. Cook but without any reliance on any specific peer group data. Our stockholders voted not to approve the necessary actions to consummate the proposed merger with Allos, and we terminated the Merger Agreement in October 2011.

        The Compensation Committee did retain F.W. Cook in 2011 to provide advice and consultation with respect to the review and revision of the Company's Non-Employee Director Compensation Policy and to provide advice and consultation when specific executive or director compensation issues or questions arose. In addition, the Compensation Committee intends to conduct a comprehensive review of the Company's executive compensation practices and peer group in 2012.

Compensation Decisions With Respect To Our Named Executive Officers

  Compensation Decisions Made at the Outset of 2011

        Determinations of 2011 base salary, 2011 bonus targets, and 2011 equity awards for our then named executive officers, including Dr. Pereira, were made by the Board, based on the recommendations of the Compensation Committee, at the beginning of 2011, as discussed in detail below. In November 2011, Dr. Pereira resigned from the Company, at which point Mr. Thomas, who joined the Company in August 2011 as our Executive Vice President and Chief Financial Officer was promoted to Executive Vice President, Chief Operating Officer and Interim President and Chief Executive Officer. Mr. Thomas' 2011 compensation is discussed in detail below.

        In January 2011, the Board provided each of our then executive officers, including Dr. Pereira, with certain equity awards. In determining whether to grant our executives, including Dr. Pereira, an equity award in 2011, as well as the size and structure of such awards, the Compensation Committee and the Board made a subjective determination based on certain considerations, including the fact that the exercise prices of almost all of the executives' current stock option holdings were above (and in many cases, significantly above) the trading price of our common stock, and that the Company was facing a number of short- and long-term challenges with respect to the development and commercialization of Feraheme. In addition, in determining the size and structure of the equity grants to our then executive officers, other than Dr. Pereira, the Compensation Committee and the Board gave substantial weight to the recommendations of Dr. Pereira. Given these factors, the Compensation Committee and the Board felt that it was important to ensure that our executives remained motivated and engaged and that their short- and long-term interests remained aligned with those of our stockholders. Accordingly, in January 2011 the Board awarded each of our then executives, including Dr. Pereira, certain RSU grants which are described in detail below.

        Although our historical practice had been to grant a substantial portion of the annual equity grant to our executives in the form of stock options, the Compensation Committee recommended, and the Board agreed, that all of the January 2011 equity awards to our then executives, including Dr. Pereira, would be granted in the form of RSUs. The Compensation Committee and the Board felt that an award comprised entirely of RSUs would help assure that our executives remained motivated and engaged and that our executives' short- and long-term interests remained aligned with those of our stockholders, particularly in light of the fact that the exercise prices of almost all of the executives' current stock option holdings were above (and in many cases, significantly above) the trading price of our common stock.

        In January 2011, each of our then executives, other than Dr. Pereira, received two RSU grants with two distinct vesting schedules. The base RSU grant to each executive, other than Dr. Pereira, vests in three installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Although our standard practice had been to grant our executives equity which vests in four equal annual installments, the Compensation Committee and the Board gave substantial weight to Dr. Pereira's recommendation with respect to the foregoing vesting schedule for executives other than himself to ensure that the executives remain motivated and engaged in the short-term as well as the long-term, particularly in light of the numerous short-term challenges facing the Company at that time and the fact that none of the executives received a performance bonus for 2010. In addition, as discussed in further detail below, each executive, other than Dr. Pereira, also received an additional smaller RSU grant which vests in a single installment on the earlier of (i) the fourth anniversary of the grant date and (ii) immediately prior to a change of control of the Company, subject in either case to a performance condition tied to the price of the Company's common stock.

        In January 2011, the Board also provided Dr. Pereira with two RSU grants with two distinct vesting schedules. The base RSU grant to Dr. Pereira vests in four equal annual installments on the four anniversaries of the grant date, consistent with our standard practice to ensure that Dr. Pereira remained focused on the long-term value of the Company. In addition, as discussed in further detail below, Dr. Pereira also received an additional larger RSU grant which vests in a single installment on the earlier of (i) the fourth anniversary of the grant date and (ii) immediately prior to a change of control of the Company, subject in either case to a performance condition tied to the price of the Company's common stock. Although Dr. Pereira resigned from the Company in November 2011, these awards, and his remaining outstanding equity awards, continue to vest in accordance with their respective vesting schedules and the terms of Dr. Pereira's Separation and Consulting Agreement, or the Consulting Agreement, for so long as he continues to serve as a consultant to the Company, as discussed in greater detail below.

        The Compensation Committee and the Board believed that it was important that the vesting of a substantial portion of the foregoing RSU grants, particularly those granted to Dr. Pereira, be based on a performance condition, specifically, our stock price performance, to ensure alignment with our "pay-for-performance" executive compensation philosophy. Accordingly, the vesting of 62.5% of Dr. Pereira's total 2011 RSU grant, and a smaller percentage (between approximately 13% and 20%) of the total RSU grants to the other executives, is contingent upon the performance condition that the per share price of our common stock increase to at least $30.00 per share by the applicable vesting date. The $30.00 per share target price was established based on the subjective determination of the Compensation Committee, subsequently approved by the Board, to reflect a substantial increase, approximately 67%, over the then current trading price of our common stock, which was approximately $18.00 per share. The Compensation Committee and the Board also believed that the foregoing stock price performance condition and the structure of the foregoing RSU grants are consistent with our philosophy that the proportion of total compensation at risk should rise as an executive's level of responsibility increases to reflect the executive's ability to influence overall Company performance.

  Compensation Decisions Made Following the Unsuccessful Merger With Allos

        In July 2011, we announced that we had entered into the Merger Agreement and intended to merge the Company with Allos. At a special meeting of our stockholders in October 2011, our stockholders voted not to approve the necessary actions to consummate the proposed merger, and we terminated the Merger Agreement. In November 2011, we announced a corporate restructuring, along with the departure of Dr. Pereira, our then chief executive officer, and Mr. Zieziula, our then chief commercial officer, among others, as well as the fact that the Board had begun a search for a permanent chief executive officer. In November 2011, we also announced that we had retained Jefferies, to assist us to explore strategic alternatives available to us, including a potential sale of the Company.

        In November 2011, with the resignation of Dr. Pereira, Mr. Thomas was promoted to Executive Vice President and Chief Operating Officer and Interim President and Chief Executive Officer. The terms of Mr. Thomas' original employment agreement, including his 2011 base salary, 2011 bonus target amount, and sign-on equity awards were negotiated at arm's length between Mr. Thomas and the Company in August 2011 when he joined the Company. As described in detail below, to compensate Mr. Thomas for the significant increase in his responsibilities and to ensure that he was retained and motivated through the impending period of uncertainty, in November 2011, the Board, based on the recommendation of the Compensation Committee, approved an increase to Mr. Thomas' annual base salary and awarded him an additional equity grant in the form of RSUs. In making the foregoing adjustments to Mr. Thomas' compensation, the Compensation Committee and the Board exercised their business judgment in making a determination as to what they believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances which the Company was experiencing, with advice and input from F.W. Cook as to the appropriate level of compensation for Mr. Thomas' new role. In addition to approving the foregoing changes to Mr. Thomas' base compensation to reflect his promotion to Executive Vice President and Chief Operating Officer, the Compensation Committee and the Board also exercised their business judgment in deciding to provide Mr. Thomas with an additional monthly payment in cash for as long as he continues to serve as Interim President and Chief Executive Officer of the Company, with the intention that his total compensation package be commensurate to that of our former President and Chief Executive Officer, Dr. Pereira.

        Following the Company's November 2011 corporate restructuring described above, Mr. Thomas also made certain recommendations to the Compensation Committee and the Board with respect to salary increases for each of his then direct reports, including Messrs. Farmer and White and Dr. Allen, as described in more detail below. In making his recommendations to the Board, Mr. Thomas sought to ensure that his direct reports were retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that we had retained Jefferies to assist us in evaluating strategic alternatives, including a potential sale of the Company. In addition, as a result of the corporate restructuring, Mr. Farmer and Mr. White were promoted to the positions of Chief Administrative Officer and Chief Business Officer, respectively, which required them to take on additional responsibilities due to the departure of certain executives in connection with the restructuring. As described in further detail below, the Compensation Committee approved the recommended salary increases for each of Messrs. Farmer and White and Dr. Allen in November 2011. In approving the foregoing salary increases, the Compensation Committee exercised its business judgment in making a determination as to what it believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances in which the Company was involved.

  January 2012 Equity Awards

        In January 2012, as part of our annual performance review process, the Compensation Committee and the Board provided each of our executive officers, including Mr. Thomas, with certain equity awards. In determining whether to grant our executives an equity award in 2012, as well as the size and structure of any such awards, the Compensation Committee and the Board considered the overall performance of the Company and the individual performance of each of the executives, as well as the extenuating circumstances following our unsuccessful merger with Allos, our November 2011 restructuring, our ongoing search for a permanent chief executive officer, and our ongoing exploration of strategic alternatives, including a potential sale of the Company. In addition, in determining the size and structure of the equity grants to our executive officers, other than Mr. Thomas, the Compensation Committee and the Board gave substantial weight to the recommendations of Mr. Thomas in terms of what he felt was required to continue to retain and motivate his direct reports, including Messrs. Farmer and White and Dr. Allen. Given these factors, the Compensation Committee and the Board felt that it was important to ensure that our executives remain motivated and engaged during this period of uncertainty, while ensuring that their short- and long-term interests remain aligned with those of our stockholders. Accordingly, in January 2012 the Board awarded each of our executives, including Mr. Thomas, certain RSU grants which are described in detail below.

        The January 2012 RSU awards to each of our executives, including Mr. Thomas, will vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if the executive's employment with the

Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined in the executive's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited. Although our practice prior to 2011 had been to grant our executives equity which vests in four equal annual installments, the Compensation Committee and the Board gave substantial weight to Mr. Thomas' recommendation with respect to the foregoing vesting schedule to ensure that the executives remain motivated and engaged in the short-term as well as the long-term, particularly in light of the numerous short-term goals and challenges facing the Company, including the goal to file the Company's Supplemental New Drug Application for Feraheme with the FDA in 2012, seeking approval of Feraheme for use in all patients with IDA and the need to successfully complete the Company's process of evaluating strategic alternatives in the short-term.

        Although the Compensation Committee consulted with F.W. Cook in determining the size and structure of both the January 2011 and January 2012 RSU awards to our executives, the Compensation Committee did not rely on any specific data or benchmarks in making its recommendations to the Board with respect to such awards.

  Chief Executive Officer Compensation

  Frank E. Thomas, Executive Vice President, Chief Operating Officer, and Interim President and Chief Executive Officer

        2011 Base Salary, Equity Award and Bonus Target.    Mr. Thomas joined us in August 2011 as Executive Vice President and Chief Financial Officer. Upon joining the Company, Mr. Thomas entered into an employment agreement with us which established his annual salary at $350,000 and his annual bonus target at 50% of his base salary. In addition, in connection with joining the Company, the Board, based on the recommendation of the Compensation Committee, granted Mr. Thomas stock options pursuant to our 2007 Plan to purchase 60,000 shares of our common stock at an exercise price equal to $14.91 per share, which was the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 20,000 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term.

        The terms of Mr. Thomas' original employment agreement, including his 2011 base salary, 2011 bonus target amount, and sign-on equity awards were negotiated at arm's length between Mr. Thomas and the Company. During our search for the chief financial officer position, the Compensation Committee provided Dr. Pereira certain parameters within which he could negotiate the compensation for any given candidate. These parameters were provided by the Compensation Committee after consulting with F.W. Cook and were based on our compensation philosophy of paying base salary and establishing bonus targets that are at the median or higher for similarly-situated executives. After negotiating the proposed 2011 compensation directly with Mr. Thomas, Dr. Pereira presented the proposed compensation package and employment agreement to the full Board, which approved the compensation package based on the recommendations of both Dr. Pereira and the Compensation Committee.

        As described above, in November 2011, with the resignation of Dr. Pereira, Mr. Thomas was promoted to Executive Vice President and Chief Operating Officer and Interim President and Chief Executive Officer. To compensate Mr. Thomas for the significant increase in his responsibilities and to ensure that he was retained and motivated through the impending period of uncertainty, the Board, based on the recommendation of the Compensation Committee, approved an increase to Mr. Thomas' annual base salary from $350,000 to $415,000 and an additional equity grant in the form of 20,000 RSUs pursuant to our 2007 Plan. The foregoing RSUs vest in three annual installments as follows: 50%

on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Thomas' employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited. The vesting schedule of Mr. Thomas' RSUs in the event of a change of control is further described below in "Change of Control and Severance Compensation."

        In addition to approving the foregoing changes to Mr. Thomas' base compensation to reflect his promotion to Executive Vice President and Chief Operating Officer, the Compensation Committee and the Board also exercised their business judgment in deciding to provide Mr. Thomas with an additional payment of $20,000 per month in cash for as long as he continues to serve as Interim President and Chief Executive Officer of the Company (but in no event for a period shorter than six months), with the intention that his total compensation package be commensurate to that of our former President and Chief Executive Officer, Dr. Pereira. There were no changes made to Mr. Thomas' annual bonus target or severance arrangements in connection with his promotion.

        In making the foregoing adjustments to Mr. Thomas' compensation, the Compensation Committee and the Board exercised their business judgment in making a determination as to what they believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances which the Company was experiencing, with advice and input from F.W. Cook as to the appropriate level of compensation for Mr. Thomas' new role.

        2011 Bonus Amount.    In February 2012, the Board approved, based on the recommendation of the Compensation Committee, a 2011 performance bonus to Mr. Thomas in the amount of $82,800, or approximately 95% of his target bonus amount, pro-rated for the time he was employed by the Company in 2011. As described above under "Executive Compensation Decisions and Processes—Goals," the Board awarded the Company a 2011 performance score of .95, or 95 out of a possible 100 points. Accordingly, Mr. Thomas' 2011 bonus amount was determined by multiplying his target bonus amount of 50% of his 2011 base salary ($415,000) by .95 and pro-rating this amount by the time he was employed by the Company in 2011.

        2012 Base Salary.    Mr. Thomas' 2012 annual base salary is $415,000 as established in November 2011 when he assumed his current position as Chief Operating Officer and Interim President and Chief Executive Officer.

        2012 Target Bonus.    Mr. Thomas' 2012 target bonus as a percentage of his annual base salary is 50% for the year ending December 31, 2012. This represents no change in Mr. Thomas' target performance bonus amount from 2011.

        2012 Equity Award.    As described above, in January 2012, the Board approved, based on the recommendation of the Compensation Committee, an RSU grant to Mr. Thomas pursuant to our 2007 Plan covering a total of 40,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Thomas' employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

  Brian J.G. Pereira, Former Chief Executive Officer and President

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Dr. Pereira's base salary at that time and set his 2011 base salary at $630,000, which was the same as his 2010 base salary.

        2011 Equity Award.    In January 2011, the Board approved, based in part on the recommendation of the Compensation Committee, two separate grants of RSUs to Dr. Pereira pursuant to our 2007 Plan covering a total of 200,000 shares of our common stock. The base grant was comprised of RSUs covering a total of 75,000 shares of our common stock, which vest in four equal annual installments beginning on the first anniversary of the date of grant. The second grant is comprised of RSUs covering a total of 125,000 shares of our common stock, which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share. In recommending the foregoing awards, the Compensation Committee and the Board considered that the exercise prices of most of Dr. Pereira's then current stock option holdings were above (and in many cases, significantly above) the trading price of our common stock, and that the Company was then facing a number of short- and long-term challenges with respect to the development and commercialization of Feraheme. Given these factors, the Compensation Committee and the Board felt that it was important to ensure that Dr. Pereira remained motivated and engaged and that his short- and long-term interests remained aligned with those of our stockholders. Finally, the Compensation Committee and the Board believed that it was important that the vesting of a substantial portion of the foregoing RSU grants be based on a performance condition, specifically, our stock price performance, to ensure alignment with our "pay-for-performance" executive compensation philosophy. Although Dr. Pereira resigned from the Company in November 2011, these awards, and his remaining outstanding equity awards, continue to vest in accordance with their respective vesting schedules and the terms of Dr. Pereira's Consulting Agreement for so long as he continues to serve as a consultant to the Company, as discussed in greater detail below.

        2011 Bonus Amount.    In January 2012, the Board approved, based in part on the recommendation of the Compensation Committee, a 2011 performance bonus to Dr. Pereira in the amount of $374,100, or 95% of his target bonus amount, pro-rated for the time he was employed by the Company in 2011, in accordance with the terms of his Consulting Agreement with the Company. As described above under "Executive Compensation Decisions and Processes—Goals," the Board awarded the Company a 2011 performance score of .95, or 95 out of a possible 100 points. Accordingly, Dr. Pereira's 2011 bonus amount was determined by multiplying his target bonus amount of 75% of his 2011 base salary ($630,000) by .95 and pro-rating this amount for the time he was employed by the Company in 2011.

        Separation and Consulting Agreement.    In November 2011, in connection with his resignation from the Company and the Board, we entered into the Consulting Agreement with Dr. Pereira. In accordance with the terms of the Consulting Agreement, we will pay Dr. Pereira, as severance pay, 24 months of his base salary in effect on November 4, 2011 over a 24 month period in accordance with our normal payroll practices. Dr. Pereira also remained eligible to receive a performance bonus for 2011 at the discretion of the Board based on the achievement of the 2011 Company goals. In addition, under the terms of the Consulting Agreement, the Company retained Dr. Pereira to provide certain consulting and advisory services to the Company until at least June 30, 2012, with a Company option to extend the term thereafter, for which services he is paid a monthly fee of $52,500. Further, under the terms of the Consulting Agreement, all equity awards held by Dr. Pereira as of November 4, 2011 will continue to vest in accordance with their terms until such time as he is no longer serving as a consultant to the Company. Under the terms of the Consulting Agreement, if the Company enters into a definitive agreement that would result in a change in control of the Company while Dr. Pereira is providing consulting services to the Company under the Consulting Agreement, all of Dr. Pereira's outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Additionally, upon such an event, Dr. Pereira will be entitled to a bonus equal to two times his 2011 target performance bonus amount, or $945,000, in total.

  Other Named Executive Officers' Compensation

  David A. Arkowitz, Former Executive Vice President, Chief Financial Officer, and Chief Business Officer

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Mr. Arkowitz's base salary at that time and set his 2011 base salary at $400,000, which was the same as his 2010 base salary.

        2011 Equity Award.    In January 2011, the Board approved, based on the recommendations of both the Compensation Committee and Dr. Pereira, two separate grants of RSUs to Mr. Arkowitz pursuant to our 2007 Plan covering a total of 40,000 shares of our common stock. The base grant was comprised of RSUs covering a total of 35,000 shares of our common stock, which would have vested in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The second grant was comprised of RSUs covering a total of 5,000 shares of our common stock, which would have vested in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

        2011 Bonus Amount.    Mr. Arkowitz did not receive any bonus payments for 2011 performance as he resigned from the Company in June 2011.

        Separation Agreement.    In June 2011, Mr. Arkowitz resigned from the Company, thereby forfeiting all rights to be paid any additional base salary or bonus for 2011. In addition, all of Mr. Arkowitz's unvested equity awards were forfeited with the exception of a portion of an RSU grant Mr. Arkowitz was awarded in August 2008. In June 2011, the Company entered into a Separation Agreement with Mr. Arkowitz whereby, in exchange for Mr. Arkowitz's performance of certain transition consulting services for the Company following his resignation and through December 20, 2011, the Company agreed to allow 7,500 shares of common stock, that would have otherwise vested pursuant to the August 2008 RSU agreement had Mr. Arkowitz remained with the Company through August 2011, to become vested on December 20, 2011 following Mr. Arkowitz's successful completion of the required services under the Separation Agreement. The Board believed that the foregoing arrangement was appropriate and in the best interests of the Company given the critical role served by Mr. Arkowitz as Chief Financial Officer, the need for continuity in the Company's financial reporting and planning, and the lack of availability of an immediate replacement as a permanent Chief Financial Officer.

  Edward C. English, Former Interim Chief Financial Officer

        2011 Base Salary.    Following the resignation of Mr. Arkowitz as Chief Financial Officer in June 2011, the Board appointed Mr. English, our then Controller, as Interim Chief Financial Officer. At the time of his appointment as Interim Chief Financial Officer, Mr. English's annual base salary was $240,000, which was unchanged following his appointment as Interim Chief Financial Officer.

        2011 Equity Award.    Mr. English did not receive any equity awards during the year ended December 31, 2011.

        2011 Bonus Amount.    Mr. English did not receive any bonus payments for 2011 performance as he resigned from the Company in September 2011.

        2011 Retention Bonus.    In November 2010, the Company entered into a Retention Agreement with Mr. English in order to incentivize him to remain employed with the Company through at least September 1, 2011. Based on the terms of the Retention Agreement, Mr. English received a retention bonus payment of $70,000 in September 2011.

        Mr. English resigned from the Company in September 2011, thereby forfeiting all rights in his previously awarded equity grants, as well as any rights to be paid any additional base salary or bonus for 2011.

  Lee F. Allen, M.D., Ph.D., Executive Vice President and Chief Medical Officer

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Dr. Allen's base salary at that time and initially set his 2011 base salary at $350,000, which was the same as his 2010 base salary. However, in November 2011, the Compensation Committee, based primarily upon the recommendation of Mr. Thomas, approved an increase to Dr. Allen's annual base salary from $350,000 to $375,000. In making his recommendation to the Board, Mr. Thomas sought to ensure that Dr. Allen was retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that we had retained Jefferies to assist us in evaluating strategic alternatives, including a potential sale of the Company, particularly given the integral role that Dr. Allen was expected to play in the timely preparation and filing of the Company's planned Supplemental New Drug Application in 2012 seeking approval for Feraheme for the treatment of IDA in all patients. In approving the salary increase for Dr. Allen, the Compensation Committee exercised its business judgment in making a determination as to what it believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances in which the Company was involved.

        2011 Equity Award.    In January 2011, the Board approved, based on the recommendations of both the Compensation Committee and Dr. Pereira, two separate grants of RSUs to Dr. Allen pursuant to our 2007 Plan covering a total of 30,000 shares of our common stock. The base grant is comprised of RSUs covering a total of 25,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The second grant is comprised of RSUs covering a total of 5,000 shares of our common stock, which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

        2011 Bonus Amount.    In February 2012, the Board approved, based in part on the recommendations of both Mr. Thomas and the Compensation Committee, a 2011 performance bonus to Dr. Allen in the amount of $178,200, or 95% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—Goals," the Board awarded the Company a 2011 performance score of .95, or 95 out of a possible 100 points. In addition, Mr. Thomas recommended an individual performance score of 1.0, or 100% of Dr. Allen's target amount, for 2011 given his significant contributions toward the Company's achievement of its 2011 Company performance goals, particularly with respect to the successful enrollment of the Company's global Phase III clinical development program for Feraheme in all patients with IDA and the Company's successful efforts to implement changes to the Feraheme label. Accordingly, Dr. Allen's 2011 bonus amount was determined by multiplying his target bonus amount of 50% of his 2011 base salary ($375,000) by .95.

        2012 Base Salary.    Dr. Allen's 2012 annual base salary is $375,000 as established in November 2011 when the Compensation Committee approved a salary increase for Dr. Allen as discussed above.

        2012 Target Bonus.    Dr. Allen's 2012 target bonus as a percentage of his annual base salary is 50% for the year ending December 31, 2012. This represents no change in Dr. Allen's target performance bonus amount from 2011.

        2012 Equity Award.    As described above, in January 2012, the Board approved, based on the recommendations of both Mr. Thomas and the Compensation Committee, an RSU grant to Dr. Allen pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Dr. Allen's employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Dr. Allen for good reason, each as defined in Dr. Allen's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

  Joseph L. Farmer, Chief Administrative Officer and General Counsel

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Mr. Farmer's base salary at that time and initially set his 2011 base salary at $290,000, which was the same as his 2010 base salary. However, in November 2011, the Compensation Committee, based primarily upon the recommendation of Mr. Thomas, approved an increase to Mr. Farmer's annual base salary from $290,000 to $319,000. In making his recommendation to the Board, Mr. Thomas sought to ensure that Mr. Farmer was retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that we had retained Jefferies to assist us in evaluating strategic alternatives, including a potential sale of the Company, particularly given the integral role that Mr. Farmer was expected to play in the timely and successful execution of the Company's evaluation of strategic alternatives. In addition, as the result of the corporate restructuring, Mr. Farmer was promoted to Chief Administrative Officer and assumed additional responsibilities due to the departure of certain executives in connection with the restructure. In approving the salary increase for Mr. Farmer, the Compensation Committee exercised its business judgment in making a determination as to what it believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances in which the Company was involved.

        2011 Equity Award.    In January 2011, the Board approved, based on the recommendations of both the Compensation Committee and Dr. Pereira, two separate grants of RSUs to Mr. Farmer pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock. The base grant is comprised of RSUs covering a total of 16,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The second grant is comprised of RSUs covering a total of 4,000 shares of our common stock, which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

        2011 Bonus Amount.    In February 2012, the Board approved, based in part on the recommendations of both Mr. Thomas and the Compensation Committee, a 2011 performance bonus to Mr. Farmer in the amount of $121,300, or 95% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—Goals," the Board awarded the Company a 2011 performance score of .95, or 95 out of a possible 100 points. In addition, Mr. Thomas recommended an individual performance score of 1.0, or 100% of Mr. Farmer's target amount, for 2011 given his significant contributions toward supporting the Company's achievement of all of its 2011 Company performance goals. Accordingly, Mr. Farmer's 2011 bonus amount was determined by multiplying his target bonus amount of 40% of his 2011 base salary ($319,000) by .95.

        2012 Base Salary.    Mr. Farmer's 2012 annual base salary is $319,000 as established in November 2011 when the Compensation Committee approved a salary increase for Mr. Farmer, as discussed above.

        2012 Target Bonus.    Mr. Farmer's 2012 target bonus as a percentage of his annual base salary is 40% for the year ending December 31, 2012. This represents no change in Mr. Farmer's target performance bonus amount from 2011.

        2012 Equity Award.    As described above, in January 2012, the Board approved, based on the recommendations of both Mr. Thomas and the Compensation Committee, an RSU grant to Mr. Farmer pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Farmer's employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Farmer for good reason, each as defined in Mr. Farmer's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

  Christopher G. White, Chief Business Officer

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Mr. White's base salary at that time and initially set his 2011 base salary at $290,000, which was the same as his 2010 base salary. However, in November 2011, the Compensation Committee, based primarily upon the recommendation of Mr. Thomas, approved an increase to Mr. White's base salary from $290,000 to $320,000. In making his recommendation to the Board, Mr. Thomas sought to ensure that Mr. White was retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that we had retained Jefferies to assist us in evaluating strategic alternatives, including a potential sale of the Company, particularly given the integral role that Mr. White was expected to play in the timely and successful execution of the Company's evaluation of strategic alternatives and the increased responsibilities Mr. White was being asked to assume in connection with his promotion to Chief Business Officer. In approving the salary increase for Mr. White, the Compensation Committee exercised its business judgment in making a determination as to what it believed was appropriate and in the best interests of the Company and its stockholders given the extenuating circumstances in which the Company was involved.

        2011 Equity Award.    In January 2011, the Board approved, based on the recommendations of both the Compensation Committee and Dr. Pereira, two separate grants of RSUs to Mr. White pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock. The base grant is comprised of RSUs covering a total of 16,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The second grant is comprised of RSUs covering a total of 4,000 shares of our common stock, which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

        2011 Bonus Amount.    In February 2012, the Board approved, based in part on the recommendations of both Mr. Thomas and the Compensation Committee, a 2011 performance bonus to Mr. White in the amount of $121,600, or 95% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—Goals," the Board awarded the Company a 2011 performance score of .95, or 95 out of a possible 100 points. In addition, Mr. Thomas recommended an individual performance score of 1.0, or 100% of Mr. White's target amount, for 2011 given his significant contributions toward supporting the Company's achievement of all of its 2011 Company performance goals. Accordingly, Mr. White's 2011 bonus amount was determined by multiplying his target bonus amount of 40% of his 2011 base salary ($320,000) by .95.

        2012 Base Salary.    Mr. White's 2012 annual base salary is $320,000 as established in November 2011 when the Compensation Committee approved a salary increase for Mr. White, as discussed above.

        2012 Target Bonus.    Mr. White's 2012 target bonus as a percentage of his annual base salary is 40% for the year ending December 31, 2012. This represents no change in Mr. White's target performance bonus amount from 2011.

        2012 Equity Award.    As described above, in January 2012, the Board approved, based on the recommendations of both Mr. Thomas and the Compensation Committee, an RSU grant to Mr. White pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock, which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Mr. White's employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. White for good reason, each as defined in Mr. White's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

  Gary J. Zieziula, Former Executive Vice President and Chief Commercial Officer

        2011 Base Salary.    After evaluating the Company's overall 2010 performance in early 2011, including its overall stock price performance, the Compensation Committee and the Board determined that it was not appropriate to make any upward adjustment to Mr. Zieziula's base salary at that time and set his 2011 base salary at $385,000, which was the same as his 2010 base salary.

        2011 Equity Award.    In January 2011, the Board approved, based on the recommendations of both the Compensation Committee and Dr. Pereira, two separate grants of RSUs to Mr. Zieziula pursuant to our 2007 Plan covering a total of 30,000 shares of our common stock. The base grant was comprised of RSUs covering a total of 25,000 shares of our common stock, which would have vested in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The second grant was comprised of RSUs covering a total of 5,000 shares of our common stock, which would have vested in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

        2011 Bonus Amount.    Mr. Zieziula did not receive any bonus payments for 2011 performance as he left the Company in November 2011.

        Separation Agreement.    In November 2011, Mr. Zieziula left the Company and entered into a Separation Agreement with the Company. Under the terms of the Separation Agreement, Mr. Zieziula will receive severance payments in the form of continuation of his base salary for 13 months following the separation date in accordance with the Company's normal payroll practices, payment of his monthly premium payments for medical and dental insurance coverage until the first to occur of (i) December 4, 2012; (ii) the date he obtains other employment; and (iii) the date on which his COBRA continuation coverage would terminate in accordance with the provisions of COBRA. All of Mr. Zieziula's unvested equity awards were forfeited as of his separation date.

Amendments of Employment Agreements With Named Executive Officers

        On February 1, 2011, the Company entered into an amendment to the respective employment agreements between the Company and each of our then named executive officers, including Dr. Pereira. In August 2011, in connection with his joining the Company, Mr. Thomas entered into an employment agreement which contained substantially similar provisions as each of our then executive officers, other than Dr. Pereira.

        Based on the recommendation of the Compensation Committee, the Board unanimously approved the amendment of each of the respective employment agreements between the Company and each of our then named executive officers to provide:

  (1)
  For removal of the tax "gross-up" provision contained therein which required the Company to make the executive whole with respect to any excise tax liability incurred by the executive pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, in the event of a change of control of the Company. The foregoing gross-up provision was replaced with a provision whereby any payments otherwise due to the executive in connection with a change of control will be reduced to the extent necessary so that no excise taxes would be due on any such payments, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

  (2)
  That if the executive's employment is terminated without cause or with good reason (each as defined in the respective amended employment agreements) within one year following a change of control of the Company, in addition to the other payments set forth therein, the executive will receive one times his target annual bonus amount for such year (or two times in the case of Dr. Pereira) instead of one time (or two times in the case of Dr. Pereira) the average bonus paid to the executive over the prior three years.

        The Compensation Committee and management agreed that the income tax "gross-up" provisions were no longer considered customary among the Company's peer group and that current best practices favored elimination of such provisions. The Compensation Committee also agreed that the proposed amendments to provide for payment of one times each executive's annual target bonus amount (or two times in the case of Dr. Pereira) was reasonable and would serve to align the interests of the executives with those of the Company's stockholders. In reaching this conclusion, the Compensation Committee considered the fact that the Board and the Compensation Committee had decided that none of the executives would be receiving a bonus for 2010 performance, which could create a disincentive under the terms of the then existing employment agreements for the executives to pursue a change of control transaction that might otherwise have been in the best interests of the Company's stockholders. Accordingly, the Compensation Committee unanimously recommended that the Board approve, and the Board did approve, the proposed amendments to the respective employment agreements between the Company and each of our then named executive officers.

        The employment agreements with each of our then named executive officers, including both Dr. Pereira and Mr. Thomas, were further amended on November 3, 2011 in order to comply with certain provisions of Section 409A of the Code. The foregoing amendments to the respective employment agreements between the Company and each of our then named executive officers did not otherwise change the compensation arrangements between the Company and the named executive officers. The terms of the amended employment agreements between the Company and each of our named executive officers are further described below in "Change of Control and Severance Compensation." The amended employment agreements, as well as any further change in the base salary, cash bonus potential and equity incentives for each of our named executive officers, were and will be approved by our Board based upon the recommendations made by the Compensation Committee.

Compensation Committee Report2

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011. This report is provided by the following independent directors who comprise the Compensation Committee:

Robert J. Perez, Chair Michael Narachi Davey S. Scoon

2
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REGULATORY REQUIREMENTS

Tax Deductibility of Executive Compensation

        Section 162(m) of the Code prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

Other Regulations Affecting Executive Compensation

        We generally intend to structure post-termination compensation to our executive officers to minimize the effect of additional taxes imposed by Section 409A of the Code.

SUMMARY COMPENSATION TABLE FOR FISCAL 2011

        The following table sets forth for the fiscal years ended December 31, 2011, 2010 and 2009 compensation awarded, paid to, or earned by, our current Interim President and Chief Executive Officer, our former President and Chief Executive Officer, our former Chief Financial Officer, our former Interim Chief Financial Officer, three other most highly compensated executive officers at December 31, 2011, and one former executive officer who departed from the Company during 2011, or our named executive officers:

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Frank E. Thomas(5)	2011	190,346	(6)	—		654,200	423,018	82,800	5,710		1,356,074
Executive Vice President, Chief Operating Officer, Interim President and Chief Executive Officer
Brian J.G. Pereira, M.D.	2011	557,308		—		2,653,750	—	374,100	1,780,820	(7)	5,365,978
Former President and Chief	2010	614,615		—		606,246	979,806	—	7,350		2,208,017
Executive Officer	2009	525,777		—		—	5,012,820	291,500	7,350		5,837,447
David A. Arkowitz(8)	2011	215,785		—		682,150	—	—	7,350		905,285
Former Executive Vice	2010	392,308		—		287,175	464,119	—	7,350		1,150,952
President, Chief Financial Officer and Chief Business Officer	2009	346,538		—		—	835,470	182,000	7,350		1,371,358
Edward C. English(9)	2011	190,085		70,000	(10)	—	—	—	7,350		267,435
Former Interim Chief Financial Officer, Vice President and Corporate Controller
Lee F. Allen, M.D., Ph.D.	2011	353,462		—		502,150	—	178,200	7,350		1,041,162
Executive Vice President and	2010	346,923		—		207,417	335,197	—	7,350		896,887
Chief Medical Officer	2009	326,885		—		—	556,980	158,400	7,350		1,049,615
Joseph L. Farmer(11)	2011	294,015		—		329,720	—	121,300	7,350		752,385
Chief Administrative Officer and General Counsel
Christopher G. White(12) Chief Business Officer	2011	294,154		—		329,720	—	121,600	7,350		752,824
Gary J. Zieziula(13)	2011	333,173		—		502,150	—	—	451,250	(14)	1,286,573
Former Executive Vice President and Chief Commercial Officer	2010	259,135		—		374,600	1,013,560	—	27,082	(15)	1,674,377

(1)
Amounts shown represent base salary amounts earned by our named executive officers in fiscal years 2011, 2010 and 2009. Salary increases generally occur once each year and are not retroactive to the beginning of that year. For this reason, the amount earned by the named executive officer in a given fiscal year may be lower than such officer's base salary rate for the year.

(2)
The amounts shown do not reflect compensation actually received by the named executive officers but represent the aggregate full grant date fair value of stock options or RSUs granted to our named executive officers and are calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for the forfeiture assumptions. The assumptions used to value the stock option awards for all periods presented above are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2011. The reported value of the RSUs awarded in 2011 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. Further information regarding the 2011 awards is included in the "Grants of Plan-Based Awards in Fiscal 2011" and "Outstanding Equity Awards at December 31, 2011" tables below.

(3)
Amounts shown represent cash bonus awards earned by the named executive officers under our short-term incentive plan for performance during the years ended December 31, 2011, 2010 and 2009, which were paid in the first quarter of the respective following year.

(4)
Unless otherwise specified, amounts shown represent Company 401(k) contributions for the applicable named executive officer.

(5)
Mr. Thomas joined us in August 2011. Because Mr. Thomas was not one of our named executive officers prior to 2011, compensation information is not provided for 2010 or 2009.

(6)
In connection with his appointment as our Interim President and Chief Executive Officer in November 2011, our Board increased Mr. Thomas' annual salary from $350,000 to $415,000 and awarded him with a monthly supplemental cash payment of $20,000 for so long as he serves in this role, provided that in any event, he is entitled to a minimum of six months of supplemental payments.

(7)
In November 2011, in connection with Dr. Pereira's resignation from the Company, we entered into the Consulting Agreement with him. In accordance with the terms of the Consulting Agreement, we will pay Dr. Pereira, as severance pay, 24 months of his base salary in effect on November 4, 2011 over a 24 month period in accordance with our normal payroll practices. In addition, under the terms of the Consulting Agreement, the Company retained Dr. Pereira to provide certain consulting and advisory services to the Company until at least June 30, 2012, with a Company option to extend the term thereafter, for which services he is paid a monthly fee of $52,500. The Consulting Agreement also provided for the reimbursement of Dr. Pereira's legal expenses in connection with the negotiation and execution of the Consulting Agreement. The reported amount of Dr. Pereira's "All Other Compensation" includes the following amounts made or expected to be made to Dr. Pereira in connection with his resignation from the Company in November 2011: $1,260,000 in severance payments, $43,500 in accrued and unused vacation earned through Dr. Pereira's separation date, $420,000 in consulting fees and $50,000 in legal fees.

(8)
Mr. Arkowitz resigned from the Company in June 2011.

(9)
Mr. English served as our Interim Chief Financial Officer from June 2011 until August 2011. Because Mr. English was not one of our named executive officers prior to 2011, compensation information is not provided for 2010 or 2009. Mr. English resigned from the Company in September 2011.

(10)
Reflects a $70,000 retention bonus paid to Mr. English in exchange for his continued employment with the Company through September 1, 2011.

(11)
Mr. Farmer joined us in February 2005. Because Mr. Farmer was not one of our named executive officers in 2010 or 2009, compensation information is not provided for those years.

(12)
Mr. White joined us in September 2007. Because Mr. White was not one of our named executive officers prior to 2011, compensation information is not provided for 2010 or 2009.

(13)
Mr. Zieziula joined us in April 2010. Because Mr. Zieziula was not one of our named executive officers prior to 2010, compensation information is not provided for 2009. Mr. Zieziula left the Company in November 2011.

(14)
Includes $443,900 in severance-related payments made or expected to be made to Mr. Zieziula in connection with his departure from the Company in November 2011.

(15)
Includes $20,351 paid to Mr. Zieziula for certain expenses related to Mr. Zieziula's relocation to Boston from Pennsylvania and travel between Pennsylvania and Boston for Mr. Zieziula in connection with his joining the Company in April 2010. Included in the $20,351 is a $6,116 tax gross-up payment.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2011:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards
						Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type	Target ($)(1)	Maximum ($)(1)	Target (#)(2)
Frank E. Thomas	8/1/2011	Incentive Plan	207,500	311,250	—	—	—
	8/1/2011	Stock Options(4)	—	—	60,000	14.91	423,018
	8/1/2011	RSUs(5)	—	—	20,000	—	298,200
	11/30/2011	RSUs(6)(7)	—	—	20,000	—	356,000
Brian J.G. Pereira, M.D.(8)	1/7/2011	Incentive Plan	472,500	708,750	—	—	—
	1/8/2011	RSUs(5)	—	—	75,000	—	1,350,000
	1/8/2011	RSUs(9)	—	—	125,000	—	1,303,750
David A. Arkowitz	1/7/2011	Incentive Plan	200,000	300,000	—	—	—
	1/7/2011	RSUs(6)	—	—	35,000	—	630,000
	1/7/2011	RSUs(9)	—	—	5,000	—	52,150
Edward C. English	2/22/2010	Incentive Plan	84,000	126,000	—	—	—
Lee F. Allen, M.D., Ph.D.	1/7/2011	Incentive Plan	187,500	281,250	—	—	—
	1/7/2011	RSUs(6)	—	—	25,000	—	450,000
	1/7/2011	RSUs(9)	—	—	5,000	—	52,150
Joseph L. Farmer	1/7/2011	Incentive Plan	127,600	191,400	—	—	—
	1/7/2011	RSUs(6)	—	—	16,000	—	288,000
	1/7/2011	RSUs(9)	—	—	4,000	—	41,720
Christopher G. White	1/7/2011	Incentive Plan	128,000	192,000	—	—	—
	1/7/2011	RSUs(6)	—	—	16,000	—	288,000
	1/7/2011	RSUs(9)	—	—	4,000	—	41,720
Gary J. Zieziula	1/7/2011	Incentive Plan	192,500	288,750	—	—	—
	1/7/2011	RSUs(6)	—	—	25,000	—	450,000
	1/7/2011	RSUs(9)	—	—	5,000	—	52,150

(1)
The amounts reported in these columns represent the 2011 targeted and maximum cash incentive compensation award potential for each named executive officer. As noted above in "Compensation Decisions With Respect To Our Named Executive Officers," in January 2011 the Board approved, based on the recommendation of the Compensation Committee, the target bonus amounts for the 2011 short-term incentive compensation for our named executive officers, other than Mr. Thomas, as a percentage of base salary. Mr. Thomas' target bonus amount was established as a percentage of his base salary in the employment agreement he negotiated at arm's length with the Company in August 2011. Both Mr. Thomas and Dr. Pereira received pro-rated amounts based on the time they were employed by the Company in 2011. In addition, Messrs. Arkowitz, English and Zieziula did not receive any bonus for 2011 because they were not employees of the Company at December 31, 2011. Although the Board and the Compensation Committee do not establish maximum bonus amounts, the Board and the Compensation Committee do not typically expect to pay more than 150% of any executive officer's target bonus amount, and have never done so. Accordingly, for purposes of this table, we have assumed that the maximum bonus amount payable to any named executive officer is equal to 150% of his target bonus amount.

(2)
Amounts shown represent the number of shares underlying options and RSUs granted under our 2007 Plan to our named executive officers during the year ended December 31, 2011. There are no thresholds or maximums associated with these awards.

(3)
Amounts shown represent the aggregate full grant date fair value calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for forfeitures. The assumptions used to value the stock option awards are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2011. The reported value of the RSUs awarded in 2011 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

(4)
The exercise price of Mr. Thomas' stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a ten-year term and will vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)
The RSUs granted to Mr. Thomas and Dr. Pereira on August 1, 2011 and January 8, 2011, respectively, vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)
These RSU grants vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. The RSUs granted to Messrs. Arkowitz and Zieziula in January 2011 were forfeited upon their departures from the Company in June and November 2011, respectively.

(7)
Under the terms of these RSUs, if Mr. Thomas' employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(8)
In November 2011, in connection with his resignation from the Company, we entered into the Consulting Agreement with Dr. Pereira. Under the terms of the Consulting Agreement, the Company retained Dr. Pereira to provide certain consulting and advisory services to the Company until at least June 30, 2012, with a Company option to extend the term thereafter. Further, under the terms of the Consulting Agreement, all equity awards held by Dr. Pereira as of November 4, 2011 will continue to vest in accordance with their terms until such time as he is no longer serving as a consultant to the Company. Under the terms of the Consulting Agreement, if the Company enters into a definitive agreement that would result in a change in control of the Company while Dr. Pereira is providing consulting services to the Company under the Consulting Agreement, all of Dr. Pereira's outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Upon termination of the Consulting Agreement, all then unvested equity awards held by Dr. Pereira will be forfeited.

(9)
These RSU grants vest in a single installment on the earlier to occur of (1) the fourth anniversary of the date of grant and (2) immediately prior to a change of control of the Company (as defined in the applicable employment agreement), provided that in either case the closing price of the Company's common stock is at least $30 per share. The RSUs granted to Messrs. Arkowitz and Zieziula in 2011 were forfeited upon their departures from the Company in June and November 2011, respectively.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

        The following table sets forth certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2011:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Frank E. Thomas	8/1/2011	—		60,000	14.91	8/1/2021	20,000		378,200		—		—
	11/30/2011	—		—	—	—	20,000	(4)	378,200	(4)	—		—
Brian J.G. Pereira, M.D. (5)	2/7/2006	100,000	(6)	—	19.98	2/7/2016	—		—		—		—
	11/7/2006	50,000		—	41.16	11/7/2016	—		—		—		—
	9/25/2007	45,000		—	54.97	9/25/2017	—		—		—		—
	8/5/2008	—		—	—	—	—		—		50,000	(7)	945,500	(7)
	2/25/2009	135,000		135,000	34.26	2/25/2019	—		—		—		—
	2/24/2010	11,875		35,625	38.29	2/24/2020	11,875		224,556		—		—
	1/8/2011	—		—	—	—	75,000		1,418,250		—		—
	1/8/2011	—		—	—	—	—		—		125,000	(8)	2,363,750	(8)
David A. Arkowitz(9)	—	—		—	—	—	—		—		—		—
Edward C. English(9)	—	—		—	—	—	—		—		—		—
Lee F. Allen, M.D., Ph.D.	8/6/2007	50,000		—	52.17	8/6/2017	—		—		—		—
	2/26/2008	15,000		5,000	47.08	2/26/2018	—		—		—		—
	8/5/2008	—		—	—	—	5,000	(10)	94,550	(10)	—		—
	2/25/2009	15,000		15,000	34.26	2/25/2019	—		—		—		—
	2/24/2010	4,062		12,188	38.29	2/24/2020	4,063		76,831		—		—
	1/7/2011	—		—	—	—	25,000	(11)	472,750	(11)	—		—
	1/7/2011	—		—	—	—	—		—		5,000	(12)	94,550	(12)
Joseph L. Farmer	7/26/2006	6,250		—	33.19	7/26/2016	—		—		—		—
	9/25/2007	17,000		—	54.97	9/25/2017	—		—		—		—
	2/26/2008	15,000		5,000	47.08	2/26/2018	—		—		—		—
	8/5/2008	—		—	—	—	2,500	(10)	47,275	(10)	—		—
	2/25/2009	10,000		10,000	34.26	2/25/2019	—		—		—		—
	2/24/2010	2,500		7,500	38.29	2/24/2020	2,500		47,275		—		—
	1/7/2011	—		—	—	—	16,000	(11)	302,560	(11)	—		—
	1/7/2011	—		—	—	—	—		—		4,000	(12)	75,640	(12)
Christopher G. White	9/4/2007	15,000		—	54.66	9/4/2017	—		—		—		—
	2/26/2008	10,500		3,500	47.08	2/26/2018	—		—		—		—
	8/5/2008	—		—	—	—	3,750	(10)	70,913	(10)	—		—
	2/25/2009	10,000		10,000	34.26	2/25/2019	—		—		—		—
	2/24/2010	2,500		7,500	38.29	2/24/2020	2,500		47,275		—		—
	1/7/2011	—		—	—	—	16,000	(11)	302,560	(11)	—		—
	1/7/2011	—		—	—	—	—		—		4,000	(12)	75,640	(12)
Gary J. Zieziula(9)	—	—		—	—	—	—		—		—		—

(1)
The exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant. Unless otherwise specified, all option and RSU awards were granted under our Amended and Restated 2000 Stock Plan or our 2007 Plan and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date, and all options have a ten-year term.

(2)
The grant of an RSU entitles the recipient to receive one share of our common stock for each RSU granted.

(3)
The market value of stock and equity incentive plan awards of stock is calculated by multiplying the closing price of a share of our common stock of $18.91 as reported on the NASDAQ on December 30, 2011, the last trading day of 2011, by the number of shares or units of stock or the amount of equity incentive plan awards.

(4)
On November 30, 2011, Mr. Thomas was granted 20,000 RSUs which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Thomas' employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(5)
In November 2011, in connection with his resignation from the Company, we entered into the Consulting Agreement with Dr. Pereira. In accordance with the terms of the Consulting Agreement, the Company retained Dr. Pereira to provide certain consulting and advisory services to the Company until at least June 30, 2012, with a Company option to extend the term thereafter. Further, under the terms of the Consulting Agreement, all equity awards held by Dr. Pereira as of November 4, 2011 will continue to vest in accordance with their terms until such time as he is no longer serving as a consultant to the Company. Under the terms of the Consulting Agreement, if the Company enters into a definitive agreement that would result in a change in control of the Company while Dr. Pereira is providing consulting services to the Company under the Consulting Agreement, all of Dr. Pereira's outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Upon termination of the Consulting Agreement, all then unvested equity awards held by Dr. Pereira will be forfeited.

(6)
On February 7, 2006, Dr. Pereira was granted an option to purchase 100,000 shares of our common stock. This option vested in equal annual installments over three years beginning on the first anniversary of Dr. Pereira's November 16, 2005 start date.

(7)
On August 5, 2008, Dr. Pereira was granted 50,000 RSUs. These RSUs will commence vesting as of the first date that the closing price of the Company's common stock is at least $65.00 per share as follows: 50% will vest upon the first anniversary of such stock price target achievement, and the remaining 50% will vest on the second anniversary of such stock price target achievement; provided, that if the price target is not achieved on or prior to August 5, 2012, then such grant shall automatically terminate.

(8)
On January 8, 2011, Dr. Pereira was granted 125,000 RSUs which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

(9)
Messrs. Arkowitz, English and Zieziula departed from the Company during 2011 and have no outstanding equity awards at December 31, 2011.

(10)
On August 5, 2008, all of our then serving executive officers, other than Dr. Pereira, were granted RSUs in the following amounts: Mr. Arkowitz—30,000; Dr. Allen—20,000; Mr. Farmer—10,000 and Mr. White—15,000. These RSUs vest as follows: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

(11)
On January 7, 2011, all of our then serving executive officers, other than Dr. Pereira, were granted RSUs which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date.

(12)
On January 7, 2011, all of our then serving executive officers, other than Dr. Pereira, were granted RSUs which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

        The following table sets forth certain information regarding option exercises and stock vested during the year ended December 31, 2011 with respect to each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Frank E. Thomas	—	—	—	—
Brian J.G. Pereira, M.D.(3)	10,989	92,433	3,958	70,057
David A. Arkowitz(4)	—	—	10,125	185,708
Edward C. English			791	12,120
Lee F. Allen, M.D., Ph.D.(5)	—	—	7,604	117,403
Joseph L. Farmer	—	—	3,333	53,911
Christopher G. White			5,083	80,476
Gary J. Zieziula(6)	—	—	2,500	37,025

(1)
Unless otherwise specified, value is calculated by determining the difference between the market price of the underlying stock on the exercise date and the exercise price of the options.

(2)
Unless otherwise specified, value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date.

(3)
Because the vesting date of 3,958 of Dr. Pereira's RSUs occurred during a trading black-out period, the delivery of the shares underlying these RSUs was deferred until the expiration of such black-out period. Therefore, the realized value of these RSUs was determined as of March 1, 2011, the date the shares were delivered to Dr. Pereira, at a price of $17.70.

(4)
In June 2011, Mr. Arkowitz resigned from the Company, thereby forfeiting all unvested equity awards with the exception of a portion of an RSU grant Mr. Arkowitz was awarded in August 2008. In June 2011, the Company entered into a Separation Agreement with Mr. Arkowitz whereby, in exchange for Mr. Arkowitz's performance of certain transition consulting services for the Company following his resignation and through December 20, 2011, the Company agreed to allow 7,500 shares of common stock that would have otherwise vested pursuant to the August 2008 RSU agreement had Mr. Arkowitz remained with the Company through August 2011 to become vested on December 20, 2011 following Mr. Arkowitz's successful completion of the required services under the Separation Agreement. Further, because the vesting date of 750 of Mr. Arkowitz's RSUs occurred during a trading black-out period, the delivery of the shares underlying these RSUs was deferred until the expiration of such black-out period. Therefore, the realized value of these RSUs was determined as of July 29, 2011, the date the shares were delivered to Mr. Arkowitz, at a price of $14.81.

(5)
Because the vesting date of 1,354 and 6,250 of Dr. Allen's RSUs occurred during a trading black-out period, the delivery of the shares underlying these RSUs was deferred until the expiration of such black-out period. Therefore, the realized value of these RSUs was determined as of March 1, 2011 and August 11, 2011, respectively, the date the shares were delivered to Dr. Allen, at a price of $17.70 and $14.95, respectively.

(6)
Because the vesting date of 2,500 of Mr. Zieziula's RSUs occurred during a trading black-out period, the delivery of the shares underlying these RSUs was deferred until the expiration of such black-out period. Therefore, the realized value of these RSUs was determined as of July 29, 2011, the date the shares were delivered to Mr. Zieziula, at a price of $14.81.

 CHANGE OF CONTROL AND SEVERANCE COMPENSATION

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control of the Company and in the event their employment is terminated within one year following such a change of control. We believe that providing severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

        We have entered into employment agreements with each of our named executive officers, including both Dr. Pereira and Mr. Thomas, which provide for the severance and change of control compensation arrangements described below.

Named Executive Officers

        Prior to 2011, we entered into employment agreements with each of our then serving named executive officers, each of which were subsequently amended on February 1, 2011, as described above under the heading "Amendments of Employment Agreements With Named Executive Officers." These agreements were further amended on November 3, 2011 in order to comply with certain provisions of Section 409A of the Code. These amendments did not result in any changes to the severance or change of control provisions provided in the employment agreements with our named executive officers. In August 2011, we also entered into an employment agreement with Mr. Thomas in connection with his joining the Company as Executive Vice President and Chief Financial Officer, which was also amended on November 3, 2011 and which contains the same severance and change of control provisions as the other named executive officers, other than Dr. Pereira. Our employment agreements with each of our named executive officers provide for the executive to receive a base salary, subject to adjustment at the discretion of the Board or the Compensation Committee.

        Our employment agreements with each of our named executive officers also provide that in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive, other than Dr. Pereira, in an amount equal to 12 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control. Under the terms of his employment agreement and the Consulting Agreement, Dr. Pereira will receive severance pay in an amount equal to 24 months of his base salary, payable in accordance with our usual payroll schedule.

        Further, our employment agreements with each of our named executive officers, other than Dr. Pereira, provide that upon a change of control of the Company, 50% of the unvested portion of any options to purchase common stock, RSUs and other equity incentives then held by the executive will become immediately vested. The remaining unvested portions of such grants shall continue to vest after the closing of a change of control on the same vesting schedule, but at 50% of the number of shares that were to vest on each vesting date prior to the change of control. However, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to the executive officer prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor, are obligated to provide the executive with the following benefits post-termination:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  a lump sum equal to one times the executive's target annual bonus amount for the year in which the change of control occurs;

  •
  payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (i) 24 months post termination and (ii) health and dental coverage being provided to the executive under another employer's health and dental plan; and

  •
  the full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, our employment agreements with each of our named executive officers contain a provision which allows any payments otherwise due to the executive in connection with a change of control to be reduced to the extent necessary so that no excise taxes would be due on any such payments, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

        Our employment agreements with each of our named executive officers also provide that, in the event of the death or permanent disability of the executive, all unvested equity awards then held by him shall become immediately vested in full.

Former Chief Executive Officer

        In November 2011, in connection with his resignation from the Company and the Board, we entered into the Consulting Agreement with Dr. Pereira. In accordance with the terms of the Consulting Agreement, we will pay Dr. Pereira, as severance pay, 24 months of his base salary in effect on November 4, 2011 over a 24 month period in accordance with our normal payroll practices. In addition, under the terms of the Consulting Agreement, the Company retained Dr. Pereira to provide certain consulting and advisory services to the Company until at least June 30, 2012, with a Company option to extend the term thereafter, for which services he is paid a monthly fee of $52,500. Further, under the terms of the Consulting Agreement, all equity awards held by Dr. Pereira as of November 4, 2011 will continue to vest in accordance with their terms until such time as he is no longer serving as a consultant to the Company. Under the terms of the Consulting Agreement, if the Company enters into a definitive agreement that would result in a change in control of the Company while Dr. Pereira is providing consulting services to the Company under the Consulting Agreement, all of Dr. Pereira's outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Additionally, upon such an event, Dr. Pereira will be entitled to a bonus equal to two times his 2011 target performance bonus amount, or $945,000 in total.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below sets forth the estimated amount of payments and other benefits each named executive officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2011. The information is provided relative to the named executive officer's termination or change of control arrangements as of December 31, 2011. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $18.91, the closing price of a share of our common stock as reported on the NASDAQ on December 30, 2011, the last trading day of 2011. Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in the following table, we have assumed that the employment of the respective named executive officer was terminated on December 31, 2011.

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)		Vesting of RSUs ($)(2)		Health and Dental Benefits ($)(3)	Total ($)
Frank E. Thomas
Termination without cause or resignation for good reason other than in the context of a change of control	415,000	(4)	—		189,100	(5)	—	604,100
Change of control	622,500	(4)	240,000	(6)	756,400	(6)	31,178	1,650,078
Brian J.G. Pereira, M.D.
Change of control	945,000	(8)	—		1,642,806	(7)(8)(9)	—	2,587,806
David A. Arkowitz	—		—		—		—	—
Edward C. English	—		—		—		—	—
Lee F. Allen, M.D., PhD.
Termination without cause or resignation for good reason other than in the context of a change of control	375,000	(4)	—		—		—	375,000
Change of control	562,500	(4)	—		644,131	(6)(7)	31,178	1,237,809
Joseph L. Farmer
Termination without cause or resignation for good reason other than in the context of a change of control	319,000	(4)	—		—		—	319,000
Change of control	446,600	(4)	—		397,110	(6)(7)	31,178	874,888
Christopher G. White
Termination without cause or resignation for good reason other than in the context of a change of control	320,000	(4)	—		—		—	320,000
Change of control	448,000	(4)	—		420,748	(6)(7)	31,178	899,926
Gary J. Zieziula	—		—		—		—	—

(1)
All unvested stock option awards are assumed to have accelerated as of December 30, 2011, the last trading day of 2011. The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming an $18.91 fair market value of a share of our common stock based on the reported closing price on the NASDAQ on December 30, 2011. Any option with an exercise price of greater than $18.91 was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(2)
All unvested RSU awards are assumed to have accelerated as of December 30, 2011, the last trading day of 2011. The amount shown in this column was calculated by multiplying the executive's number of unvested shares at December 30, 2011 by the fair market value of a single share of our common stock on December 30, 2011, which was $18.91.

(3)
Under the terms of our employment agreements with each of our named executive officers who was employed by the Company at December 31, 2011, if, within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer other than for death, disability or cause, or he resigns for good reason, he is entitled to continued health and dental coverage for the earlier of (i) twenty-four months from the date of termination and (ii) the date he is provided with health and dental coverage by another employer's health and dental plan. For purposes of this table we have assumed twenty-four months of coverage under each named executive officer's current health and dental benefits.

(4)
Under the terms of our employment agreements with each of our named executive officers who was employed by the Company at December 31, 2011, each executive is entitled to twelve months of severance pay based on his then current salary if he is terminated without cause or resigns for good reason. In addition, if the named executive officer is terminated without cause or resigns for good reason within one year following a change of control, he will receive twelve months of severance pay based on his then current salary as well as one times the target annual bonus payable to him for the year in which the change of control occurs.

(5)
On November 30, 2011, Mr. Thomas was granted 20,000 RSUs which vest in three annual installments as follows: 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. In accordance with the RSU agreement, if Mr. Thomas' employment with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(6)
Under the terms of our employment agreements with each of our named executive officers who was employed at December 31, 2011, 50% of any unvested options to purchase common stock, RSUs and other equity incentives then held by the executive will become immediately vested upon a change of control, and the remaining unvested amount will become immediately exercisable if the executive is terminated without cause or resigns for good reason within one year following a change of control. Other than as discussed in footnote seven (7), for purposes of this table, we have assumed full acceleration of all outstanding options and RSUs.

(7)
In January 2011, each of our then named executive officers was awarded an RSU grant which vests in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share. For purposes of this table, we have assumed that the January 2011 RSUs did not vest upon a change of control.

(8)
Under the terms of our Consulting Agreement with Dr. Pereira, if the Company enters into a definitive agreement that would result in a change in control of the Company while Dr. Pereira is providing consulting services to the Company under the Consulting Agreement, all of Dr. Pereira's outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Additionally, upon such an event, Dr. Pereira will be entitled to a bonus equal to two times his 2011 target performance bonus amount, or $945,000, in total. Upon termination of the Consulting Agreement, all then unvested equity awards held by Dr. Pereira will be forfeited. Other than as discussed in footnotes seven (7) and nine (9), for purposes of this table, we have assumed full acceleration of all outstanding options and RSUs.

(9)
Under the terms of a market condition based RSU awarded to Dr. Pereira in August 2008 covering 50,000 shares of our common stock, any unvested shares of common stock issuable thereunder will become immediately vested in full upon a change of control; provided, that the consideration payable to the holders of our common stock in connection with such change of control is at least $65.00. For purposes of this table, we have assumed that the August 2008 RSUs did not vest upon a change of control.

401(K) PLAN

        We provide a 401(k) Plan to our employees under which they may defer compensation for income tax purposes under Section 401(k) of the Code. Under our current 401(k) Plan, the Company provides a fully vested contribution equal to 3% of each employee's, including each named executive officer's, base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees, including the Company's 3% contribution, are subject to the aggregate annual limits prescribed by the Code.

 EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2011

        The following table presents information at December 31, 2011 about our compensation plans under which shares of our common stock have been authorized.

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs and rights	Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans(2)(3)
Equity compensation plans approved by security holders	2,486,036	$35.16	1,331,258
Equity compensation plans not approved by security holders	—	—	—
Total	2,486,036	$35.16	1,331,258

(1)
Excludes 669,009 shares of common stock issuable in connection with RSUs granted to employees, for which there is no exercise price.

(2)
Available for grant under our 2007 Plan and our 2010 Employee Stock Purchase Plan.

(3)
Excludes the number of securities listed in the first column to be issued upon exercise of outstanding options and rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2011, the Compensation Committee consisted of Messrs. Perez, Narachi and Scoon, none of whom is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2011, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2011, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2011, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2011.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the year ending December 31, 2012, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent registered public accounting firm since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Principal Accountant Fees and Services

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010:

Fee Category	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees(1)	$678,721	$699,761
Audit-Related Fees(2)	282,975	30,000
Tax Fees(3)	—	5,000
All Other Fees(4)	1,800	1,800

Total	$963,496	$736,561

(1)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, services in connection with our January 2010 public offering, services in connection with benefit plan registration statements and other professional services provided in connection with regulatory filings or engagements.

(2)
Audit-related fees consisted of fees for services related to due diligence, accounting consultations and advice and costs related to our proposed merger with Allos. All audit-related fees were pre-approved by the Audit Committee.

(3)
Tax fees consisted of fees for tax compliance and consultations. All tax fees were pre-approved by the Audit Committee.

(4)
All other fees represent payment for access to the PricewaterhouseCoopers LLP on-line accounting research database. All other fees were pre-approved by the Audit Committee.

        In connection with the audit of our 2011 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP would perform audit services for the Company.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2012 are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee has also approved certain non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2012.

Pre-Approval Policies and Procedures

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2012. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP or another independent registered public accounting firm for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Vote Required

        The affirmative vote of the stockholders holding a majority of shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. Abstentions are included in the number of shares present or represented and voting on this proposal and have the practical effect of a vote "against" approval of the ratification of the appointment of PricewaterhouseCoopers LLP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

By Order of the Board of Directors,

Joseph L. Farmer Secretary

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Investor Relations.

AMAG PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 100 HAYDEN AVENUE LEXINGTON, MA 02421

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M46185-P22663	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMAG PHARMACEUTICALS, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors		0	0	0
To elect the seven nominees named in the proxy statement to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified.
Nominees:
01) Joseph V. Bonventre, M.D., Ph.D.	05) Lesley Russell, MB.ChB, MRCP
02) Rajiv De Silva	06) Gino Santini
03) Michael Narachi	07) Davey S. Scoon
04) Robert J. Perez
							For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.							0	0	0

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.							0	0	0

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

85
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on May 23, 2012:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M46186-P22663

AMAG PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

May 23, 2012 9:00 AM

This proxy is solicited by the Board of Directors

The Stockholder hereby appoints Frank E. Thomas and Joseph L. Farmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMAG PHARMACEUTICALS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 23, 2012, at Cooley LLP, 500 Boylston St., Boston, MA 02116, and any adjournment or postponement  thereof.

This proxy, when properly executed,  will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side